                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE CHASE MANHATTAN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        THE CHASE MANHATTAN CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

      CHASE
     [LOGO]

                                        NOTICE OF 1994
                                        ANNUAL MEETING
                                        OF STOCKHOLDERS
                                        AND PROXY
                                        STATEMENT

                                        Meeting Date: April 19, 1994

                                        Mailing Date:  March 11, 1994



                                        The Chase Manhattan Corporation
                                        1 Chase Manhattan Plaza
                                        New York, New York 10081-0001

THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York 10081-0001

CHASE
[LOGO]

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Chase Manhattan Corporation to be held at the main office of the Corporation on Tuesday, April 19, 1994 at 2:30 p.m. Further information about the meeting and the nominees for election as Directors is in the formal Notice of the meeting and Proxy Statement on the following pages.

It is important that your shares be represented at this meeting. Even if you plan to attend this meeting, we hope that you will sign, date and return your proxy promptly in the enclosed envelope. This will not limit your right to vote in person or to attend the meeting.

A report of the voting at the meeting will be included in the Corporation's report to stockholders for the first quarter of 1994.

Sincerely yours,

Thomas G. Labrecque                                   Arthur F. Ryan

Thomas G. Labrecque                                   Arthur F. Ryan
Chairman of the Board                                 President

March 11, 1994

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 19, 1994

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of The Chase Manhattan Corporation will be held at the main office of the Corporation, 1 Chase Manhattan Plaza, New York, New York, on Tuesday, April 19, 1994 at 2:30 p.m., for the following purposes:

     Act upon resolutions proposed by the Board of Directors to

           - elect six Directors

           - approve the appointment of independent auditors for the current year

           - approve a proposed 1994 Long-Term Incentive Plan

     Act upon resolutions, expected to be proposed by certain stockholders, which are opposed by management, recommending or requesting that the Board of Directors take action to

           - reinstate the annual election of Directors

           - provide for cumulative voting in the election of Directors

           - develop a policy to promote certain banking practices for the development of a democratic South Africa

           - establish human rights, social, political and ecological criteria for extending loans to or promoting other bank products in developing countries and for writing off certain existing loans

     Transact such other business as may properly be brought before the meeting.

     The close of business on February 22, 1994 has been fixed as the time as of which holders of Common Stock of the Corporation entitled to notice of and to vote at the meeting shall be determined.

RONALD C. MAYER
Secretary

March 11, 1994

                                    CONTENTS

                                                                         PAGE
                                                                         ----
Proxy Statement........................................................    1
     Election of Directors.............................................    1
       Board Meetings, Committees, Attendance, Fees and Retirement
        Plan...........................................................    5
       Stock Ownership.................................................    7
       Executive Compensation..........................................    9
       Compensation Committee Report on Executive Compensation.........   11
       The Retirement Plan.............................................   15
       Termination of Employment and Change in Control Arrangements....   16
       Performance Graph...............................................   18
       Transactions with Management and Others.........................   18
     Approval of Auditors..............................................   19
     1994 Long-Term Incentive Plan.....................................   19
       Purpose of the 1994 Plan........................................   20
       Number of Shares................................................   20
       Awards..........................................................   20
       Stock Options and Stock Appreciation Rights.....................   21
       Restricted Stock Units and Restricted Stock.....................   21
       Withholding for Payment of Taxes................................   22
       Administration..................................................   22
       Amendments......................................................   22
       Certain Federal Income Tax Consequences of the 1994 Plan........   23
       Miscellaneous...................................................   25
       Approval of the Plan............................................   25
     Stockholder Proposals.............................................   25
     Other Matters.....................................................   30
     Exhibit A.........................................................  A-1

- --------------------------------------------------------------------------------

THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York 10081-0001

PROXY STATEMENT

This Proxy Statement, with the accompanying proxy card, is being mailed to stockholders starting on March 11, 1994 and is furnished in connection with the solicitation by the Board of Directors of The Chase Manhattan Corporation of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held on April 19, 1994, and at any adjournment thereof. Only holders of shares of Common Stock of record at the close of business on February 22, 1994 will be entitled to vote. On that date there were 184,652,916 shares of Common Stock of the Corporation outstanding and entitled to one vote per share.

     A stockholder executing the enclosed proxy may revoke it any time before it is exercised. No formal procedure is specified for revocation. Shares represented by an unrevoked proxy will be voted as authorized by the stockholder.

ELECTION OF DIRECTORS (Item 1 on Proxy)

The Certificate of Incorporation of the Corporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the members of each class to hold office for three-year terms. The Board, upon the recommendation of the Nominating Committee, has nominated six of the seven Directors whose terms will expire at the 1994 Annual Meeting for election as members of a class of Directors to hold office for three-year terms until the Annual Meeting to be held in 1997 and until their successors are respectively elected and qualified. The other Director whose term will expire at the 1994 Annual Meeting, Howard C. Kauffmann, has determined not to stand for reelection in keeping with the Board's general policy with respect to retirement. It is anticipated that, effective immediately following the 1994 Annual Meeting, the Board will take appropriate action to reduce the number of Directors constituting the Board to 19, thereby eliminating the vacancy which would otherwise result from the retirement of Director Kauffmann. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named below.

     It is intended that the shares represented by the enclosed proxy will be voted (unless such authority is withheld by a stockholder) for the election of the six nominees referred to above, i.e., M. Anthony Burns, Jairo A. Estrada, James L. Ferguson, William H. Gray, III, David T. McLaughlin and Henry B. Schacht. If any nominee shall become unavailable, which is not anticipated, the persons named in the proxy may vote the shares represented by them for the election of such other person, if any, as Director, as may be nominated by the Board of Directors, upon the recommendation of the Nominating Committee, or the Board may reduce the number of Directors. A plurality of the votes cast at the meeting by the holders of the shares of Common Stock of the Corporation entitled to vote thereat is required to elect Directors. Each of the nominees was elected as a Director of the Corporation at the 1991 Annual Meeting with the exception of Directors Estrada and Gray, who were appointed as Directors by the Board effective December, 1993, and August, 1992, respectively. Each of the current Directors, except for Directors Ferguson, Gray, Lewis and McArthur, is currently serving as a Director of the Corporation's subsidiary, The Chase Manhattan Bank (National Association) (the "Bank"), and, except for those four Directors and Director Kauffmann, is proposed to be elected a Director of the Bank at the Bank's annual meeting in April, 1994. The name of each current Director of the Corporation, including each nominee, the year each of them first joined the Board, their ages, principal occupations and the class of or for which each is a member or nominee, are as follows:

   PHOTO             THOMAS G. LABRECQUE be-
                     came chairman of the
                     board and chief
DIRECTOR SINCE       executive officer of the
  1980               Corporation and the Bank
AGE 55               in 1990, after serving
CLASS OF 1995        as president and chief
                     operating officer from
                     1981. He is also a
                     director of Alumax Inc.,
                     the Federal Reserve Bank
                     of New York and Pfizer
                     Inc.

   PHOTO             JOAN GANZ COONEY has
                     served as chairman of
                     the executive committee
DIRECTOR SINCE       of the Children's
  1983               Television Workshop
 AGE 64              since 1990. She co-
CLASS OF 1995        founded the Workshop in
                     1968, and served as
                     president and chief
                     executive officer from
                     1970 to 1988, and as
                     chairman and chief exec-
                     utive officer from 1988
                     to 1990. Mrs. Cooney is
                     also a director of
                     Johnson & Johnson,
                     Metropolitan Life In-
                     surance Company and
                     Xerox Corporation.

   PHOTO             ARTHUR F. RYAN became
                     president and chief
                     operating officer of the
DIRECTOR SINCE       Corporation and the Bank
    1985             in 1990, after serving
  AGE 51             as an executive vice
CLASS OF 1996        president from 1982 to
                     1985 and as a vice
                     chairman of the board
                     from 1985.

   PHOTO             JAIRO A. ESTRADA has
                     served as chairman of
                     the board and chief
DIRECTOR SINCE       executive officer of
  1993               Garden Way Incorporated
 AGE 46              since 1985. Mr. Estrada
NOMINEE FOR          is also a director of
CLASS OF 1997        Rochester Telephone
                     Company.

   PHOTO             RICHARD J. BOYLE became
                     a vice chairman of the
                     board of the Corporation
DIRECTOR SINCE       and the Bank in 1987,
  1987               after serving as a
 AGE 50              senior vice president
CLASS OF 1995        from 1975 to 1984 and as
                     an executive vice
                     president from 1984. He
                     is also a trustee of
                     Prudential Realty Trust.

   PHOTO             JAMES L. FERGUSON
                     retired as chairman of
                     the executive committee
DIRECTOR SINCE       of General Foods
  1975               Corporation in 1989. He
 AGE 67              became chief executive
NOMINEE FOR          officer of General Foods
CLASS OF 1997        in 1973 and chairman in
                     1974, holding these
                     positions until 1987
                     when he became chairman
                     of the executive
                     committee. Mr. Ferguson
                     is also a director of
                     DNA Plant Technology
                     Corporation, Glaxo
                     Holdings p.l.c. and ICOS
                     Corporation.

   PHOTO             M. ANTHONY BURNS has
                     served as chairman of
                     the board of Ryder
DIRECTOR SINCE       System, Inc. since 1985.
  1990               He has also served as
    AGE 51           chief executive officer
 NOMINEE FOR         of Ryder since 1983 and
CLASS OF 1997        as president since 1979.
                     Mr. Burns is also a
                     director of J.C. Penney
                     Company, Inc. and Pfizer
                     Inc.

   PHOTO             EDWARD S. FINKELSTEIN
                     became chairman of the
                     board and president of
DIRECTOR SINCE       Finkelstein Associates,
  1981               Inc. in October, 1992,
 AGE 68              after serving as chair-
CLASS OF 1996        man of the board of
                     directors and chief
                     executive officer of R.
                     H. Macy & Co., Inc. and
                     its predecessor from
                     1980 to April, 1992. He
                     is also a director of
                     Time Warner Inc.

    PHOTO            H. LAURANCE FULLER has
                     served as chairman of
                     the board and chief
DIRECTOR SINCE       executive officer of
  1985               Amoco Corporation since
AGE 55               1991. He has also served
CLASS OF 1996        as president of Amoco
                     since 1983. Mr. Fuller
                     is also a director of
                     Abbott Laboratories.

    PHOTO            DELANO E. LEWIS became
                     president and chief
                     executive officer of
DIRECTOR SINCE       National Public Radio in
  1993               January, 1994, after
 AGE 55              serving as chief
CLASS OF 1996        executive officer of
                     Chesapeake & Potomac
                     Telephone Company from
                     1990 and as its presi-
                     dent from 1988. Mr.
                     Lewis is also a director
                     of Colgate-Palmolive
                     Company and GEICO
                     Corporation.

    PHOTO            WILLIAM H. GRAY, III has
                     served as president and
                     chief executive officer
DIRECTOR SINCE       of the United Negro Col-
  1992               lege Fund, Inc. since
 AGE 52              1991. He was a member of
NOMINEE FOR          the United States House
CLASS OF 1997        of Representatives from
                     1979 to 1991. Mr. Gray
                     is also a director of
                     Lotus Development
                     Corporation, MBIA Inc.,
                     The Prudential Insurance
                     Company of America,
                     Rockwell International
                     Corporation, Scott Paper
                     Company, Union Pacific
                     Corporation,
                     Warner-Lambert Company
                     and Westinghouse
                     Electric Corporation.

    PHOTO            PAUL W. MACAVOY has
                     served as dean of the
                     Yale University School
DIRECTOR SINCE       of Organization and
  1992               Management since July,
 AGE 59              1992 and as the Williams
CLASS OF 1995        Brothers Professor of
                     Management Studies at
                     Yale since 1991. He was
                     dean of the William E.
                     Simon School of Business
                     Administration at the
                     University of Rochester
                     from 1983 to 1991. Mr.
                     MacAvoy is also a
                     director of Alumax Inc.,
                     American Cyanamid
                     Company and Lafarge Cor-
                     poration.

    PHOTO            HOWARD C. KAUFFMANN, re-
                     tired president, Exxon
                     Corporation, served on
DIRECTOR SINCE       that company's board of
  1976               directors from 1974 to
 AGE 71              1985. He is also a
  CLASS OF 1994      director of Pfizer Inc.
                     and Ryder System, Inc.



    PHOTO            JOHN H. MCARTHUR has
                     served as dean of the
                     Harvard Graduate School
DIRECTOR SINCE       of Business
  1980               Administration since
 AGE 59              1980. He is also a
CLASS OF 1996        director of Cabot
                     Corporation, Rohm & Haas
                     Company, Springs
                     Industries, Inc. and
                     Teradyne, Inc.

    PHOTO            DAVID T. KEARNS has been
                     senior university fellow
                     at Harvard University
DIRECTOR SINCE       since August, 1993. He
  1982               is retired chairman and
 AGE 63              chief executive officer
CLASS OF 1995        of Xerox Corporation,
                     having served as
                     chairman from 1985 to
                     1991. From 1991 to
                     January, 1993 he served
                     as deputy secretary of
                     education. Mr. Kearns
                     was a Director of the
                     Corporation from 1982 to
                     1991, and was
                     reappointed as a
                     Director in February,
                     1993. He is also a
                     director of Ryder
                     System, Inc. and Time
                     Warner Inc.

    PHOTO            DAVID T. MCLAUGHLIN
                     became president and
                     chief executive officer
DIRECTOR SINCE       of the Aspen Institute
  1980               in 1988, after serving
   AGE 61            as chairman of the
NOMINEE FOR          Institute from 1987.
CLASS OF 1997        From 1981 to 1987 he
                     served as president of
                     Dartmouth College. Mr.
                     McLaughlin is also a
                     director of Atlantic
                     Richfield Company,
                     PartnerRe Holdings Ltd.
                     and Westinghouse
                     Electric Corporation.

    PHOTO            EDMUND T. PRATT, JR.,
                     became chairman emeritus
                     of Pfizer Inc. in March,
DIRECTOR SINCE       1992, after serving as
   1974              chairman of the board of
   AGE 67            that company from 1972
CLASS OF 1995        and as its chief
                     executive officer from
                     1972 to April, 1991. He
                     continues as a director
                     of Pfizer, and is also a
                     director of Celgene
                     Corporation, General Mo-
                     tors Corporation,
                     International Paper
                     Company and Minerals
                     Technologies Inc.

    PHOTO            DONALD H. TRAUTLEIN is
                     retired chairman and
                     chief executive officer
DIRECTOR SINCE       of Bethlehem Steel
   1981              Corporation, having
   AGE 67            served in those
CLASS OF 1995        capacities from 1980
                     until 1986. He is also a
                     director of Data Gen-
                     eral Corporation and
                     Phoenix Re Corporation.

      PHOTO          HENRY B. SCHACHT has
                     served as chairman of
                     the board and chief
DIRECTOR SINCE       executive officer of
  1982               Cummins Engine Company,
 AGE 59              Inc. since 1977. He is
NOMINEE FOR          also a director of
CLASS OF 1997        American Telephone and
                     Telegraph Company and
                     CBS Inc.

      PHOTO          KAY R. WHITMORE retired
                     as chairman of the board
                     and chief executive
DIRECTOR SINCE       officer of Eastman Kodak
  1984               Company in December,
  AGE 61             1993, after serving in
CLASS OF 1996        those capacities from
                     1990. He also served as
                     president of that
                     company from 1983 to
                     December, 1993.

BOARD MEETINGS, COMMITTEES, ATTENDANCE, FEES AND RETIREMENT PLAN

The Board of Directors held thirteen meetings during 1993.

The Board has the following committees:

EXECUTIVE COMMITTEE

This committee held two meetings during 1993. This committee, when the Board is not in session, is entitled to exercise all the powers of the Board to the extent permitted by law.

     The committee members are Directors Labrecque (chairman), Ryan and Boyle, each of whom is a member ex-officio, Cooney, Finkelstein, Gray, Kearns, MacAvoy, Pratt and Trautlein.

COMPENSATION COMMITTEE

This committee held four meetings during 1993. This committee approves the compensation and appointment of certain senior officers and reviews and makes recommendations to the Board concerning major compensation policies and the compensation of officer-directors.

     The committee members are Directors Kauffmann (chairman), Ferguson, Fuller, Kearns, Lewis and McLaughlin, none of whom is an officer of the Corporation.

AUDIT COMMITTEE

This committee held five meetings during 1993. This committee is responsible for reviewing the financial condition of the Corporation, its internal controls and audit program, the performance and findings of the internal audit staff, and any action to be taken thereon by management. It reviews loan, internal audit and internal control policies. It also reviews audit and examination reports of governmental agencies and of the independent auditors. The committee selects the independent auditors for appointment by the Board.

     The committee members are Directors Burns (chairman), Ferguson, Gray, McArthur, Pratt and Trautlein, none of whom is an officer of the Corporation.

EMPLOYEE BENEFITS REVIEW COMMITTEE

This committee held four meetings during 1993. This committee reviews the reports regarding the employee benefit plans of the Bank made by the Named Fiduciaries, who are appointed pursuant to the Employee Retirement Income Security Act of 1974, as amended.

     The committee members are Directors McLaughlin (chairman), Finkelstein, Lewis, Trautlein and Whitmore, none of whom is an officer of the Corporation.

INVESTMENT COMMITTEE

This committee held four meetings during 1993. This committee is responsible for supervising the trust, other fiduciary and investment advisory activities of the subsidiaries of the Corporation.

     The committee members are Directors Cooney (chairman), Burns, Finkelstein, MacAvoy and McArthur, none of whom is an officer of the Corporation.

NOMINATING COMMITTEE

This committee held three meetings during 1993. This committee is responsible for considering and making recommendations to the Board regarding nominees for election to the Board, Board committee assignments and succession in the offices of chairman of the board, president and vice chairmen of the board.

     The committee members are Directors Pratt (chairman), Ferguson, Kauffmann, Kearns, McArthur and McLaughlin, none of whom is an officer of the Corporation.

     The committee will consider recommendations for nominees for election to the Board which may be submitted by stockholders. These nominations should be submitted to the secretary of the Corporation for review by the committee. Such nominations for the 1995 Annual Meeting of Stockholders are required to be submitted not later than January 21, 1995.

DIRECTOR ATTENDANCE

During 1993, all of the Directors except Director Lewis attended 75% or more of the meetings of the Board and of the committees of which they were members.

DIRECTORS' FEES

Directors' fees are paid only to Directors who are not officers. Directors receive a retainer at the rate of $25,000 per year. The chairman of the Audit Committee receives an additional retainer at the rate of $12,000 per year and the other members receive an additional retainer at the rate of $5,000 per year. The chairman of the Compensation Committee receives an additional retainer at the rate of $9,000 per year and the other members receive an additional retainer at the rate of $2,500 per year. The chairman of each Board committee, other than the Audit and Compensation Committees, receives an additional retainer at the rate of $3,500 per year and the other members of those committees receive an additional retainer at the rate of $1,200 per year. Fees for attendance at Board and Board committee meetings are $1,000 for each meeting attended. The Corporation and the Bank have standard arrangements pursuant to which Directors may elect to defer all or part of their fees. These arrangements include the option to have such fees credited as "phantom stock" units as described under the caption Stock Ownership. The annual retainer and fee arrangements for Directors provide that in the event of a change in control of the Corporation, any retainer or fees previously deferred by a Director will be paid to the Director in a single sum.

     Directors who are not officers also receive an annual entitlement to receive 300 shares of Common Stock of the Corporation. The actual delivery of such shares is deferred until the Director is no longer a Director of the Corporation or any of its subsidiaries. The shares to be delivered include the additional shares that the Director would have been entitled to receive if the Director had acquired each annual entitlement of shares on a current basis and had reinvested the cash dividends paid on such shares pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan. In the event of a change in control, each Director will receive a stock certificate for the shares of Common Stock to which the Director is entitled pursuant to this arrangement.

DIRECTORS' RETIREMENT PLAN

Directors who have served on the Board for at least six years, and who are not officers and are not eligible to receive a retirement benefit under the Bank's Retirement Plan, are entitled to benefits on an unfunded basis under a non-qualified retirement plan. Any such Director who ceases to be a Director prior to the calendar year of the Director's 65th birthday (or, in the event of the Director's death prior to such year, the Director's surviving spouse) is entitled to receive an annual benefit equal in amount to the then annual cash retainer for a Director, such annual benefit to be paid for the number of years that the Director served in that capacity (and during which the Director was not an officer). Any such Director who ceases to be a Director in or after the calendar year of the Director's 65th birthday is entitled to receive the same annual benefit, payable for the remaining years of the Director's life, provided that if the Director dies before receiving such annual benefit for at least a number of years equal to the number of years the Director served in that capacity (and during which the Director was not an officer) the Director's surviving spouse is entitled to receive such annual benefit for a number of years equal to the remainder of such number of years of service. The retirement plan provides that in the event of a change in control of the Corporation, each Director's interest in the plan will be fully vested and will be paid to the Director in a single sum.

STOCK OWNERSHIP

STOCK OWNERSHIP OF MANAGEMENT

The following table shows, as of December 31, 1993, the number of shares of the Corporation beneficially owned by all current Directors, nominees for Director, and Executive Officers of the Corporation named under the caption Executive Compensation, individually, and, together with all current Executive Officers of the Corporation, as a group. Unless otherwise noted, all shares referred to in the table and related footnotes are shares of Common Stock. The table also shows the number of "phantom stock" units held by certain Directors as of December 31, 1993, entitling each such Director, upon retirement or an earlier change in control of the Corporation, to receive a cash payment for each unit equal to the fair market value at that time of a share of Common Stock of the Corporation. Such units have been credited to the accounts of those Directors who have elected to defer all or part of their Directors' fees and to have such deferred fees treated as though invested in shares of Common Stock of the Corporation participating in its Dividend Reinvestment and Stock Purchase Plan.

       Name of Individual or                Number of Shares         Number of "Phantom
         Identity of Group               Beneficially Owned(a)        Stock" Units Held
- -----------------------------------      ---------------------       -------------------
Thomas G. Labrecque                      500,247 (b)                            --
Arthur F. Ryan                           360,339 (b)                            --
Richard J. Boyle                         196,781 (b)(c)                         --
M. Anthony Burns                             962                                --
Joan Ganz Cooney                           2,392                                --
Jairo A. Estrada                             400                                --
James L. Ferguson                          1,878 (d)                         4,421
Edward S. Finkelstein                      1,792                             7,568
H. Laurance Fuller                         5,392                             1,098
William H. Gray, III                         809                                --
Howard C. Kauffmann                        3,392                                --
David T. Kearns                              709                                --
Delano E. Lewis                              559                                --
Paul W. MacAvoy                            1,709                                --
John H. McArthur                           1,912                                --
David T. McLaughlin                        3,002                                --
Edmund T. Pratt, Jr.                       1,592                            36,695
Henry B. Schacht                           1,639                                --
Donald H. Trautlein                        2,315                             2,148
Kay R. Whitmore                            1,573 (e)                        11,118
E. Michel Kruse                           53,479 (b)                            --
L. Edward Shaw, Jr.                      113,864 (b)                            --
Directors, nominees and Executive
  Officers as a group (27 persons)     1,719,104 (f)                        63,048

- ---------------

(a) Except as otherwise noted, the individuals referred to have sole voting and investment power with respect to the shares listed. Each of such individuals beneficially owns less than 1% of the outstanding shares of Common or of any Series of Preferred Stock of the Corporation. The number of shares shown for each Director other than Directors Labrecque, Ryan, Boyle, Burns, Estrada, Gray, Kearns, Lewis and MacAvoy includes in each case 1,392 shares that such Director is entitled to receive, after ceasing to be a Director, pursuant to the annual retainer arrangement for non-officer Directors. The number of shares shown for Director Burns includes 862 shares that he is entitled to receive, after ceasing to be a Director, pursuant to such arrangement. The number of shares shown for Directors Gray, Kearns, Lewis and MacAvoy includes in each case 309 shares that such Director is entitled to receive, after ceasing to be a Director, pursuant to such arrangement. Each Director entitled to receive shares pursuant to such arrangement disclaims beneficial ownership with respect thereto.

(b) Includes shares which as of December 31, 1993 could be acquired within 60 days by Directors Labrecque, Ryan and Boyle, Messrs. Kruse and Shaw and all Executive Officers included in the group described above upon the exercise of options for the purchase of 408,199, 322,666, 169,599, 30,935,


                                        7

     94,610 and 1,378,708 shares, respectively, as well as 1,459 shares issued to Mr. Kruse upon the lapse of restrictions applicable to restricted stock units during such 60-day period.

(c) Includes 676 shares as to which Director Boyle shares voting and investment power with his wife.

(d) Does not include 200 shares owned by a foundation established by Director Ferguson. Director Ferguson disclaims beneficial ownership with respect to such shares.

(e) In addition, Director Whitmore owns 151 shares of Preferred Stock, Floating Rate Series F, of the Corporation.

(f) See (b) through (d) above. Includes the beneficial interests of two Executive Officers included in the group described above in 24,312 shares which as of December 31, 1993 were held by the trustee under the Bank's Thrift-Incentive Plan. In addition, one Executive Officer included in such group owns 3,500 shares of Preferred Stock, 10.84% Series I, of the Corporation. The total shown in the table represents approximately 0.93% of the shares of Common Stock of the Corporation outstanding on December 31, 1993. The current Executive Officers are the 10 officers of the Corporation determined by the Compensation Committee of the Corporation's Board of Directors to fall within the definition of "executive officer" set forth in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act").


                                ---------------

     During 1993, Joan Ganz Cooney, a Director of the Corporation, did not file on a timely basis one report required by Section 16(a) of the Securities Exchange Act. Such report related to a single transaction and involved the purchase of shares of Common Stock of the Corporation for purposes of investment. The shares purchased have not subsequently been sold or otherwise disposed of and appropriate reports were filed during 1993.

OTHER STOCK OWNER

The entity referred to below is the only person known by the Corporation to own beneficially more than 5% of any class of the Corporation's voting securities. According to information furnished by that entity in a Schedule 13G filed pursuant to the Securities Exchange Act, the number of shares of Common Stock of the Corporation beneficially owned by it as of December 31, 1993 and the percentage of the total outstanding Common Stock of the Corporation represented thereby was as follows:

                                                               Number of
                                                                 Shares
                                                               Beneficially       Percent
                     Name and Address                            Owned            of Class
        -------------------------------------------            ----------         --------
        Barrow, Hanley, Mewhinney & Strauss, Inc.
        280 Crescent Court, 19th Floor
        Dallas, Texas 75201                                    10,814,123(a)       5.9%

- ---------------

(a) According to the information furnished by them, Barrow, Hanley, Mewhinney & Strauss, Inc. holds sole investment power with respect to all of such shares, sole voting power with respect to 7,386,796 of such shares and shared voting power with respect to the remaining 3,427,327 of such shares.


EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth cash and certain other compensation paid or accrued by the Corporation and its subsidiaries for the chief executive officer and for each of the four other most highly compensated Executive Officers of the Corporation. The Bank, which is the principal subsidiary of the Corporation, has paid or accrued substantially all of the cash compensation shown.

                           Summary Compensation Table

                                                                                  Long Term Compensation
                                                                        ------------------------------------------
                                                                                  Awards                 Payouts
                                         Annual Compensation            ---------------------------     ----------
                                -------------------------------------                    Securities
                                                         Other Annual   Restricted       Underlying                    All Other
  Name and Principal                                       Compen-        Stock           Options/         LTIP         Compen-
       Position         Year     Salary       Bonus       sation(a)     Awards(b)        SARs(#)(c)     Payouts (d)    sation(a)
- ----------------------  -----   --------    ----------   ------------   ---------        ----------     ----------     ----------
Thomas G. Labrecque,     1993   $750,000    $1,500,000      $7,491      $800,000 (d)       40,000       $1,000,000      $ 30,000
 Chairman of the Board   1992    750,000       625,000       5,791             0           40,000                0        30,000
 of the Bank             1991    750,000       400,000                   641,250 (c)(e)    40,000                0
Arthur F. Ryan,          1993    600,000     1,200,000       4,067       500,000 (d)       32,000        1,000,000        24,000
  President of the       1992    600,000       500,000       2,316             0           32,000                0        24,000
  Bank                   1991    600,000       325,000                   470,250 (c)(e)    32,000                0
Richard J. Boyle,        1993    500,000       425,000       4,067             0           22,000          400,000        20,000
  Vice Chairman of the   1992    500,000       285,000       2,647             0           22,000                0        20,000
  Board of the Bank      1991    500,000       225,000                   320,625 (c)(e)    22,000                0
E. Michel Kruse,         1993    300,000       450,000       4,067             0           15,000          300,000        12,000
  Executive Vice         1992    266,667       340,000       5,295             0           10,000                0         8,728
  President of the       1991    231,250       225,000                   128,250 (c)(e)     9,000                0
  Bank
L. Edward Shaw, Jr.,     1993    360,000       420,000       2,354             0           11,000          250,000        14,400
  Executive Vice         1992    360,000       195,000         993             0           11,000                0        14,400
  President of the       1991    360,000       125,000                   203,063 (c)(e)    14,000                0
  Bank

- ---------------

(a) Pursuant to the transitional provisions of applicable rules of the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation are excluded for 1991. For 1992 and 1993, the All Other Compensation column reflects annual contributions or other allocations to the Bank's Thrift-Incentive Plan and related defined contribution plans.
(b) The amounts reported represent the market value at the date of grant, without giving effect to diminution in value attributable to the applicable restrictions. At December 31, 1993, aggregate holdings of shares of restricted stock and restricted stock units and their market value, without giving effect to diminution in value attributable to the restrictions applicable thereto, were as follows:

         Name          Number       Value
    ---------------    ------     ----------
    Mr. Labrecque      57,900     $1,961,363
    Mr. Ryan           40,225      1,362,622
    Mr. Boyle          18,600        630,075
    Mr. Kruse           8,542        289,360
    Mr. Shaw           11,000        372,625

(c) Reflects awards in January of the succeeding year taking into account performance during the year for which reported.
(d) The 1993 LTIP payouts and restricted stock awards reported consisted of cash payments and shares of restricted stock, respectively, awarded pursuant to the three-year incentive arrangement established by the Compensation Committee under the Management Incentive Plan in January, 1991 described in the final paragraph under the caption Annual and Multi-Year Bonus Arrangements included in the Compensation Committee Report on Executive Compensation. The restricted stock awards consisted of 23,400 shares and 14,625 shares of Common Stock of the Corporation awarded, respectively, to Messrs. Labrecque and Ryan. Normal quarterly dividends are paid on such shares. The contractual restrictions on the transfer of such shares will lapse in equal annual installments on each of the first three anniversaries of the date of grant, or upon earlier termination of employment due to death or disability. Such shares are non-forfeitable, and termination of employment for any other reason will have no effect on the holder's ownership thereof. Such shares may also not be sold or transferred unless registered under the Securities Act of 1933, as amended, and applicable state securities laws or unless the transfer qualifies for an exemption from the registration provisions thereof.
(e) The 1991 awards reported consisted of restricted stock units awarded under the Corporation's 1987 Long-Term Incentive Plan entitling the recipient, upon the lapse of the restrictions applicable thereto, to receive shares of Common Stock of the Corporation. The restrictions applicable to such restricted stock units lapse in equal annual installments on each of the third, fourth and fifth anniversaries of the date of grant. Such restricted stock units will be canceled if the holder's employment is terminated for any reason prior to the lapse of the applicable restrictions. The holder of a restricted stock unit is entitled to receive cash payments equivalent to the dividends which would have been received if the unit were a share of Common Stock.


STOCK OPTION GRANTS

The table below contains information relating to stock options granted to the Executive Officers named above.

                    Option/SAR Grants in Last Fiscal Year(a)

                                      Individual Grants
    --------------------------------------------------------------------------------------
                           Number of      % of Total
                           Securities    Options/SARs
                           Underlying     Granted to                                         Grant Date
                          Options/SARs   Employees in    Exercise Price      Expiration        Present
            Name            Granted       Fiscal Year      ($/sh)(b)            Date          Value(c)
    --------------------  ------------   -------------   --------------   ----------------   -----------
    Thomas G. Labrecque      40,000           1.55%          $35.50       January 19, 2004    $ 399,600
    Arthur F. Ryan           32,000           1.24            35.50       January 19, 2004      319,680
    Richard J. Boyle         22,000           0.85            35.50       January 19, 2004      219,780
    E. Michel Kruse          15,000           0.58            35.50       January 19, 2004      149,850
    L. Edward Shaw, Jr.      11,000           0.43            35.50       January 19, 2004      109,890

- ---------------

(a) Reflects non-qualified stock options granted on January 19, 1994 under the 1987 Long-Term Incentive Plan of the Corporation taking into account performance during the year ended December 31, 1993. No stock appreciation rights were granted. Such options will become exercisable one year after the date of grant, and expire ten years after the date of grant or upon earlier termination of employment, other than by reason of retirement with the consent of the Corporation or death, subject to extension of the period of exercisability (if the Compensation Committee so determines) for up to 90 days following termination of employment or in the event of a change in control.
(b) The stock options were granted with an exercise price equal to the fair market value per share of the Common Stock of the Corporation on the date of grant.
(c) Present values were calculated using the Black-Scholes option pricing model modified to take dividends into account. The model as applied used the grant date of January 19, 1994 and the exercise price and fair market value on that date of $35.50 per share referred to above. It also assumed (i) a risk-free rate of return of 5.7%, which was the rate on 10-year U.S. Treasury bonds on the grant date, (ii) a stock price volatility of 28%, calculated using daily closing prices of the Common Stock of the Corporation for a one-year period ending on the grant date, (iii) a constant dividend yield of 3.7%, which was the yield on the grant date based on the quarterly cash dividend rate of 33 cents per share paid by the Corporation on its Common Stock and (iv) that the options normally would be exercised on the final day of their 10-year term. No discount from the theoretical value was taken to reflect the one-year waiting period prior to vesting, the restrictions on the transfer of the options and the likelihood that the options will be exercised in advance of the final day of their term.


                            ------------------------

     There is no assurance that the values actually realized upon the exercise of the stock options referred to above will be at or near the present values as of the date of grant shown in the foregoing table. As noted above, such present values were calculated using the Black-Scholes option pricing model, which is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as about the dividend yield on the Corporation's Common Stock and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. The holder of an option granted under the Corporation's 1987 Long-Term Incentive Plan, however, can realize its value before maturity only by exercising and thereby sacrificing the option's remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of the future performance of the Corporation's Common Stock, which will be determined by future events and unknown factors.

OPTION/SAR EXERCISES, HOLDINGS AND YEAR-END VALUES

The table below contains information with respect to the Executive Officers named above concerning the exercise of stock options and stock appreciation rights during 1993 and the number and value of unexercised options and stock appreciation rights at the end of such year.

                        Aggregated Option/SAR Exercises
                     in 1993 and Year-End Option/SAR Values

                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised
                                                               Options/SARs at           In-the-Money Options/SARs
                                                              December 31, 1993           at December 31, 1993(d)
                                Shares                  -----------------------------  -----------------------------
                              Acquired on     Value
              Name            Exercise(a)  Realized(b)  Exercisable  Unexercisable(c)  Exercisable  Unexercisable(e)
    ------------------------- -----------  -----------  -----------  ----------------  -----------  ----------------
    Thomas G. Labrecque          26,911     $ 279,634     341,532         106,667      $ 3,195,130      $777,508
    Arthur F. Ryan                6,000        29,625     270,666          84,000        2,900,934       591,000
    Richard J. Boyle              5,144        53,369     140,932          50,667          995,363       241,633
    E. Michel Kruse              12,000       126,938      17,601          28,334           97,030       116,891
    L. Edward Shaw, Jr.               0             0      80,276          25,334          514,348       120,828

- ---------------

(a) Includes the number of shares of Common Stock of the Corporation with respect to which stock appreciation rights were exercised.
(b) Reflects market value of underlying shares of Common Stock of the Corporation on the date of exercise, minus the exercise price.
(c) Includes stock options granted on January 19, 1994 under the 1987 Long-Term Incentive Plan of the Corporation taking into account performance during the year ended December 31, 1993.
(d) Reflects market value of underlying shares of Common Stock of the Corporation on December 31, 1993, minus the exercise price.
(e) The exercise price of the stock options granted on January 19, 1994 exceeded the market price of the Common Stock of the Corporation on December 31, 1993. Accordingly, such options are not considered to have been "in-the-money," and are not included.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report is submitted by the Compensation Committee of the Corporation's Board of Directors, which consists of six members, none of whom is an officer of the Corporation.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

Decisions on compensation of the Corporation's Executive Officers generally are made by the Compensation Committee. However, decisions by the Compensation Committee on compensation for the Chairman of the Board, the President and the Vice Chairman of the Board are reviewed by the Board of Directors without such officers being present.

     The Corporation's executive compensation policies are designed to provide competitive levels of compensation that align compensation with the Corporation's annual and long-term performance goals, reward good performance at the corporate and business unit levels, recognize individual initiative and achievements and assist the Corporation in attracting and retaining qualified executives.

     At the beginning of each year the Committee sets target levels of compensation for all of the Corporation's Executive Officers, including Mr. Labrecque. The Committee reviews recent historical levels of compensation at other money center banks and large regional banks, all of which are included in the KBW 50 Index whose performance is charted in the graph appearing under the caption Performance Graph, and then establishes targets which are comparable to the compensation paid by those competing organizations which have experienced the better performance measured primarily by return on equity to their executive officers holding comparable positions. A determination is then made based upon the individual responsibilities and business function performed by the Executive Officer as to what portion of the target for each Executive

Officer is to be represented by each of the three principal elements of compensation: salary, bonus opportunity and long-term incentive compensation opportunity. Because a significant portion of an Executive Officer's potential compensation is performance related, actual compensation levels vary from year to year and in any particular year may be above or below those of the Corporation's competitors.

     The Compensation Committee believes that stock ownership by management of the Corporation is beneficial in aligning the interests of management and the Corporation's stockholders. Accordingly, the Compensation Committee intends to continue to utilize stock-based compensation arrangements in compensating the Corporation's Executive Officers.

RELATIONSHIP OF CORPORATE PERFORMANCE TO COMPENSATION

Compensation paid to the Corporation's Executive Officers for 1993 consisted primarily of salary, bonuses awarded under The Chase Manhattan Management Incentive Plan and awards of stock options under the Corporation's 1987 Long-Term Incentive Plan. The payment of bonuses and the award of stock options are directly related to corporate and individual performance and, where relevant, business unit performance.

SALARY ARRANGEMENTS

Each Executive Officer's salary is determined on the basis of the individual's responsibilities bearing in mind the target level established for such Executive Officer. Because of the Compensation Committee's emphasis on the performance-related elements of compensation, the salary of most of the Corporation's Executive Officers remained at the same level in 1993 as in 1992.

ANNUAL AND MULTI-YEAR BONUS ARRANGEMENTS

All Executive Officers at or above the Executive Vice President level are eligible to participate in the Management Incentive Plan, which is administered by the Compensation Committee. Executive Officers who do not participate in the Management Incentive Plan are awarded bonuses based upon the recommendations of the Executive Officer to whom they report.

     Corporate performance determines the aggregate amount of annual bonuses, if any, awarded to the Corporation's Executive Officers under the Management Incentive Plan. In awarding annual bonuses based on 1993 performance, the Compensation Committee gave primary consideration to the Corporation's return on average common equity. While the increases in earnings per share and the price of the shares of the Corporation's Common Stock were given significant consideration by the Compensation Committee, they were not assigned the same significance as return on average common equity. Specifically, the Compensation Committee considered the fact that despite the issuance of approximately 25 million shares of Common Stock in June 1993, return on average common equity improved to 14.59% from 11.14% in 1992, earnings per share increased from $3.46 in 1992 to $4.79 in 1993 and the price of a share of Common Stock increased approximately 19% in 1993.

     The Compensation Committee also considered the improvement in certain measures of asset quality, including the decrease in the levels of net charge-offs (excluding net charge-offs related to refinancing countries) and nonperforming loans, the increase in the return on average assets, the increase in the Corporation's capital ratios and the improvement in the Corporation's basic expense to revenue ratio. Certain subjective factors, such as the achievement of qualitative goals relating to customers and employees and the historic level of bonus payments at other money center and large regional banks referred to above in light of their relative performance, were also considered. These secondary factors were considered as a whole without assigning specific weights to any of them. After the Committee's evaluation of overall corporate performance, the performance of individual business units and of each of the Executive Officers were evaluated in light of the factors described above that are relevant to such performance. The Compensation Committee also considered the degree to which each Executive Officer adhered to the Corporation's corporate values.

     Certain of the Corporation's Executive Officers, including Mr. Labrecque, were designated in 1991 as eligible to receive an additional payout under the Management Incentive Plan pursuant to an arrangement established by the Compensation Committee in January 1991 to promote retention and motivate senior management to achieve superior, above plan performance in a difficult turnaround period. The Compensation Committee made awards of bonus payments under this arrangement after considering the Corporation's progress during the applicable three year period ended December 31, 1993, including its achieving aggregate net income in excess of $2 billion during this period, and after also evaluating the individual's performance as described in the preceding paragraph during the three-year period. These awards consisted primarily of cash payments, although the awards to Mr. Labrecque and Mr. Ryan were divided between cash and shares of restricted stock.

LONG-TERM INCENTIVE PLAN ARRANGEMENTS

The long-term incentive component of the Executive Officers' compensation for 1993 consists of awards of stock options under the 1987 Long-Term Incentive Plan. The Plan is designed to link rewards for Executive Officers and other key personnel to increases in stockholder value, foster share ownership by the Corporation's executives and enable the Corporation to retain and attract key employees with superior management skills.

     Awards under the Plan are made at the beginning of each year, taking into account performance during the prior year and an assessment of each Executive Officer's potential future contribution to the Corporation. Performance for 1993 was measured by the same criteria which were considered by the Compensation Committee in awarding annual bonuses under the Management Incentive Plan. Thus, the improvement in return on average common equity and earnings per common share and the increase in the price of the Corporation's Common Stock were the primary factors considered by the Compensation Committee, although of the three, return on average common equity received the greatest weight. The Corporation's progress toward meeting longer-term objectives, emphasizing profitability and capital strength as indicated by the increase in return on equity and other profitability ratios and the improvement in the Corporation's capital ratios, was also considered. The Compensation Committee also considered the amount of stock options already held by the Executive Officers in determining the amount of stock options to award. It concluded that the awards made to the Executive Officers were appropriate in light of the purposes which the 1987 Long-Term Incentive Plan is designed to achieve.

     The stock options granted to the Corporation's Executive Officers have an exercise price equal to the market value of the Corporation's Common Stock on the date of grant. The options are generally exercisable one year after the date of grant and expire ten years after the date of grant or upon the earlier termination of employment, provided that in the case of a termination due to retirement or death, the options are generally exercisable until three years after the termination of employment.

COMPENSATION OF MR. LABRECQUE

As discussed above, at the beginning of each year, the Compensation Committee establishes a target for Mr. Labrecque's total compensation in light of historical levels of chief executive officer compensation at other money center and large regional banks and determines what portion of this target is to be represented by salary, bonus opportunity and long-term incentive compensation opportunity. Consistent with the Compensation Committee's emphasis on performance-related compensation, Mr. Labrecque received a salary of $750,000 in 1993, the same annual salary he has received since becoming Chief Executive Officer in November 1990. Because a significant portion of Mr. Labrecque's potential compensation is performance related, his actual compensation varies from year to year and in any particular year may be above or below his counterparts at these competing organizations.

     The Compensation Committee proposed that Mr. Labrecque receive an annual bonus for 1993 under the Management Incentive Plan in the amount of $1,500,000 and options to acquire 40,000 shares of the Corporation's Common Stock under the Long-Term Incentive Plan. The Board of Directors approved these proposals.

     The Compensation Committee based its decision with respect to these awards on the continuing improvement in 1993 in the performance of the Corporation. Corporate performance was measured by the criteria described above to determine annual bonus and stock option awards to the Corporation's other

Executive Officers (see "Annual and Multi-Year Bonus Arrangements" above). Accordingly, primary emphasis was placed on the increase in return on average common equity, while increases in earnings per share and the price of the Corporation's Common Stock also were given significant consideration. The secondary factors described above also were considered. The Compensation Committee also considered the amount of stock options owned by Mr. Labrecque in proposing the award of stock options to him and concluded that the award was consistent with the purposes which the 1987 Long-Term Incentive Plan is designed to achieve.

     The Compensation Committee also proposed, and the Board of Directors approved, an award to Mr. Labrecque under the Management Incentive Plan of $1,000,000 in cash and shares of restricted stock valued at $800,000 pursuant to the arrangement established by the Compensation Committee in January 1991. Pursuant to this award, Mr. Labrecque received a total of 23,400 shares of restricted stock. The Compensation Committee proposed this award after considering the Corporation's progress during this period and based upon its evaluation of Mr. Labrecque's performance over this period. The Compensation Committee proposed, and the Board of Directors approved, the payment of a portion of this award in restricted stock in order to further align the interests of Mr. Labrecque and the Corporation's stockholders.

PHILOSOPHY ON THE DEDUCTIBILITY OF COMPENSATION

The Compensation Committee designs its compensation arrangements to provide competitive levels of compensation that align compensation with the Corporation's annual and long-term performance goals, reward good performance, recognize individual achievement and assist the Corporation in attracting and retaining qualified executives, and in this way, achieve the best returns for the Corporation's stockholders.

     Under tax legislation enacted during 1993, beginning in 1994, the amount of compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated Executive Officers which may be deductible by the Corporation for federal income tax purposes is limited to $1,000,000 per person per year, except that compensation which is performance-based will be excluded for purposes of calculating the amount of deductible compensation. The Internal Revenue Service has proposed regulations to implement this legislation, but they have not been finalized.

     The Compensation Committee has been advised that all amounts paid by the Corporation in 1993 to the Chief Executive Officer and the four other most highly compensated Executive Officers, including the value of the restricted stock issued to Mr. Labrecque and Mr. Ryan, will be fully deductible by the Corporation. The Compensation Committee also has been advised that all compensation expense associated with exercise of outstanding stock options (including the stock options granted in January 1994) will be deductible for federal income tax purposes.

     As stated above, the Compensation Committee designs its compensation arrangements to achieve various objectives and to the extent these objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Corporation it will seek to do so. Accordingly, the 1994 Long-Term Incentive Plan which is being submitted to the stockholders at the 1994 Annual Meeting was designed with a view to causing compensation expense associated with future grants of options to qualify as deductible performance-based compensation.

     Because of the importance placed by the Compensation Committee on establishing appropriate compensation arrangements, and because awards under the Management Incentive Plan are made based on performance, but not as that term is used in the legislation and the proposed regulations, the Compensation Committee has concluded that it would be unwise to modify the Management Incentive Plan to conform with the legislation and the proposed regulations at this time. The Compensation Committee will continue evaluating whether it is possible to achieve its compensation objectives in a manner which causes the incentive compensation paid to the Corporation's Executive Officers to be fully deductible and will reconsider possible changes to the Management Incentive Plan when final regulations are issued. The Compensation Committee will also study whether it is possible or desirable to cause compensation expense associated with future grants of restricted stock units to qualify as deductible performance-based compensation and until this evaluation is completed, the Compensation Committee will not award restricted stock units to any Executive Officer.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Howard C. Kauffmann (Chairman)
James L. Ferguson
H. Laurance Fuller
David T. Kearns
Delano E. Lewis
David T. McLaughlin

THE RETIREMENT PLAN

The Bank's Retirement Plan provides retirement benefits to eligible employees of participating "Employers" (the Corporation and certain subsidiaries of the Corporation, principally the Bank). The Retirement Plan was amended, effective as of January 1, 1989 and subject to Internal Revenue Service approval, to provide a cash balance type of defined benefit retirement plan under which the accrual of benefits for years of service after 1988 can be expressed in terms of monthly credits to an account. Such credits ultimately will be converted into annuity benefits or distributed as a lump sum payment.

     Under the amended Retirement Plan, including the Bank's Supplemental Retirement Plan adopted in 1981 which is applicable to certain key executives of the Bank and its affiliates, benefits accrued through December 31, 1988 under the formula in effect as of that date (the "Old Formula") are preserved. Credits for periods after December 31, 1988 are made on a monthly basis at the annual rate of 3% of compensation for compensation not exceeding the Social Security wage base for the year, and 6% of compensation for compensation in excess of the Social Security wage base. Participants with 10 or more years of service receive an additional annual credit equal to 1% of compensation for compensation not exceeding the Social Security wage base, and an additional 2% of compensation for compensation in excess of the Social Security wage base. Additional annual transition credits will also be provided through 1995, except that benefits under the Bank's Supplemental Retirement Plan are determined without regard to the annual transition credits. The amounts of such transition credits depend upon the length of a participant's service as of December 31, 1988, and range from 0.6% to a maximum of 5% of compensation. For purposes of the amended Retirement Plan a participant's compensation is base salary plus, in the case of the Bank's Supplemental Retirement Plan, awards made under certain incentive compensation plans and programs. Both the regular annual credits and annual transition credits receive interest credits at a rate that is set each year by the Bank. For 1994, the interest credit has been set at an annual rate of 11%. In lieu of the credits described above, participants who met certain age and service requirements as of December 31, 1988 may elect when they retire to receive their retirement benefits for all years of service (including service after December 31, 1988) under the Old Formula, as modified to comply with the Tax Reform Act of 1986 and subsequent legislation. The factors used to compute retirement benefits under the Old Formula include base salary (plus, in the case of the Bank's Supplemental Retirement Plan, awards under certain incentive compensation plans and programs) and years of service (not in excess of 40), reduced by a portion of the primary Social Security benefit payable to the employee.

     The estimated annual retirement benefits payable to the individuals named under the caption Executive Compensation are as follows:

                                                               Estimated Annual
                                         Year Attains         Benefit If Retires
                   Name                     Age 65        At Normal Retirement Age(a)
          ----------------------        --------------    ---------------------------
          Thomas G. Labrecque              2003                    $ 742,000
          Arthur F. Ryan                   2007                      669,000
          Richard J. Boyle                 2008                      677,000
          E. Michel Kruse                  2009                      364,000
          L. Edward Shaw, Jr.              2009                      389,000

- ---------------

(a) Under the Retirement Plan, the normal retirement age is 65. The estimated annual retirement benefits shown above are in the form of a single life annuity, including the individuals' accrued benefits as of December 31, 1988 under the Old Formula, but in the case of benefits determined under the Old Formula after the reduction for Social Security benefits. Benefits for years of service after 1993 have been determined by assuming no increase in base salaries and annual bonuses equal to the average annual bonuses received in the last five years, and, for benefits determined under the amended Retirement Plan, an interest credit at an 11% annual rate, which is the 1994 rate for the interest credit. Benefits are computed without reference to limitations on compensation and benefits to which the Retirement Plan is subject under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), because any benefits affected by such limitations are made up under the Bank's supplemental benefit plans. Mr. Labrecque is eligible to elect to receive his entire benefit under the Old Formula.


TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Corporation has adopted a program that, in the event of a change in control, protects compensation awards which have already been granted to employees (i.e., stock options, deferred compensation, retirement benefits and defined contribution plan accounts). The program also provides that if an employee is terminated within 24 months after a change in control, he or she would be paid twice the amount of severance payable under the Corporation's salary continuation policy. Under the program certain senior officers who are not covered by the Corporation's salary continuation policy would receive one year's salary plus payments based on service to a maximum of two year's salary if their employment is terminated under limited circumstances before or within 24 months following a change in control, and, subject to certain limitations, would continue to participate in the Corporation's life, disability, accident and insurance plans for a period equal to the number of weeks of salary being paid to the officer.

     As part of the program, the Corporation also has entered into agreements with certain officers, including the Executive Officers named under the caption Executive Compensation, who are not covered by the Corporation's salary continuation policy or by the arrangement for certain senior officers described above. These agreements provide that the officer agrees to remain in the employ of the Corporation and its subsidiaries for a period of 12 months following a change in control of the Corporation. They also provide generally that if the officer's employment is terminated under certain limited circumstances before or within 24 months after a change in control, the officer (a) will receive a single sum payment equal to two or three times, depending on the officer's position, the sum of (i) such officer's current annual base salary and (ii) an amount equal to such current annual base salary multiplied by such officer's average percentage annual bonus paid or payable over the preceding five years (expressed as a percentage of annual base salary) and (b) subject to certain limitations will continue to participate in the Corporation's life, disability, accident and health insurance plans for up to 24 or 36 months, depending on the officer's position, after such officer's termination. The agreements continue in effect until December 31, 1994, and are automatically renewed thereafter for additional one year periods unless at least three months prior notice is given; however, each agreement terminates when the officer reaches age 65. The agreements also provide that if an officer's change in control benefits, less the 20% excise tax imposed under Section 4999 of the Internal Revenue Code, would exceed the maximum amount which could be paid to the officer without such excise tax being imposed, the Corporation will pay the officer an additional amount so that the net amount retained by the officer equals the full amount of the officer's change in control benefits. In all other situations, the officer's change in control benefits are limited to the amount which can be paid without incurring such excise tax.

     The 1982 and 1987 Long-Term Incentive Plans of the Corporation, as well as its proposed 1994 Long-Term Incentive Plan, provide that in the event of a change in control of the Corporation, or in certain limited circumstances upon termination of employment prior to a change in control, (i) all non-qualified stock options and related stock appreciation rights will be exercisable as of the date of the change in control or, in the case of the 1982 and 1987 Plans, six months after the option or stock appreciation right was granted, if later, and (ii) the terms and conditions which must be satisfied with respect to any restricted stock units or shares of restricted stock will be deemed satisfied. The Plans also provide that in the case of termination of employment under certain limited circumstances before or within 24 months after a change in control of the Corporation, incentive stock options granted after July 17, 1990 and all non-qualified stock options (and related stock appreciation rights) will be exercisable within 24 months after any such termination. The 1982 and 1987 Plans further provide that in the event of a change in control of the Corporation, the value of any earned performance share units previously deferred will be paid in a single sum after the change in control.

     The amended Retirement Plan provides that, in the event of a change in control of the Corporation on or prior to December 31, 1995, each participant's interest in the Plan will be fully vested and the Plan may not be merged or consolidated with, or transfer its assets or liabilities to, any other plan. The Bank's Supplemental Retirement Plan and the Bank's supplemental benefit plans also provide that in the event of a change in control of the Corporation, and in certain limited circumstances as a result of a participant's termination of employment prior to a change in control, each participant's interest in the Supplemental Retirement Plan or benefit under a supplemental benefit plan will be fully vested and paid in a single sum.

     The Bank's Thrift-Incentive Plan provides that in the event of a change in control of the Corporation on or prior to December 31, 1995, each participant's interest in the Plan will be fully vested. Further, under the program, in the event of a change in control of the Corporation, compensation awards deferred under the management incentive program maintained by the Bank will be paid in a single sum.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation with that of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the KBW 50 Index, a bank stock index published by Keefe, Bruyette & Woods, Inc. The KBW 50 Index is made up of 50 of the nation's most important banking companies, including all money-center and super-regional banking companies and most major regional banking companies. The comparison for each of the periods assumes that $100 was invested on December 31, 1988 in each of the Common Stock of the Corporation, the stocks included in the S&P 500 Index and the stocks included in the KBW 50 Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         AMONG THE CORPORATION, THE S&P 500 INDEX AND THE KBW 50 INDEX

                                   THE CHASE
      MEASUREMENT PERIOD           MANHATTAN      S&P 500 IN-
    (FISCAL YEAR COVERED)         CORPORATION         DEX        KBW 50 INDEX
         1988                        100.00          100.00          100.00
         1989                        129.78          131.59          118.91
         1990                         43.58          127.49           85.40
         1991                         76.68          166.17          135.17
         1992                        131.04          178.81          172.23
         1993                        161.88          196.75          181.77

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Bank and other subsidiaries of the Corporation in the ordinary course of business during 1993, and additional transactions in the ordinary course of business may be expected to take place in the future with the Bank and other subsidiaries of the Corporation. All loans or extensions of credit included in such transactions in 1993, or which were outstanding during 1993 (including those to Macy's discussed below), were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, if any, as those prevailing at the time for comparable transactions with other persons and when made did not involve more than normal risk of collectibility or present other unfavorable features.

     On January 27, 1992, R. H. Macy & Co., Inc. filed a petition in the United States District Court for the Southern District of New York for protection from its creditors pursuant to Chapter 11 of the United States Bankruptcy Code. Director Finkelstein was chairman of the board of directors and chief executive officer of that company until April 27, 1992. Since January 1, 1993, the Bank has extended credit to R.H. Macy & Co., Inc. and certain of its subsidiaries ("Macy's") under the facilities described below.

     In July, 1986, the Bank and other lenders entered into a credit agreement with Macy's, which was amended in April, 1988 (the "Credit Agreement"). The Credit Agreement, which provides for both loans and letters of credit, is secured by equipment, certain contractual rights and other collateral. In May, 1988, the Bank entered into an interest rate swap agreement with Macy's (the "Swap Agreement") under which Macy's obligations are secured by the same collateral as under the Credit Agreement. In 1993, the contractual rate of interest under the Credit Agreement averaged approximately 7.5%. The maximum principal amount outstanding under the Credit Agreement during the period from January 1, 1993 through January 31, 1994 was approximately $700 million, of which the Bank's exposure was approximately $1,928,000. According to the Bank's records, as of January 31, 1994, the Bank's principal and interest exposure was approximately $1,928,000 under the Credit Agreement and approximately $16,584,000 under the Swap Agreement. The Bank has no contingent exposure to Macy's under the Swap Agreement.

     In the ordinary course of business the Corporation and its subsidiaries, including the Bank, use the products or services of a number of organizations with which Directors of the Corporation are or were affiliated as officers or directors. Management believes that such transactions were on terms that were at least as favorable to the Corporation or the subsidiaries of the Corporation involved as would have been available from unaffiliated parties. It is expected that the Corporation and its subsidiaries will in the future have transactions with organizations with which Directors of the Corporation are affiliated as officers or directors.

APPROVAL OF AUDITORS (Item 2 on Proxy)

The firm of Price Waterhouse has been selected by the Audit Committee and appointed by the Board of Directors to serve as the Corporation's independent auditors for the fiscal year beginning January 1, 1994. In line with past practice, the Board is requesting stockholder approval of the appointment. A partner in the firm will be present at the meeting to answer questions and will have the opportunity to make a statement, if he so desires. The firm is presently serving both the Corporation and the Bank as independent auditors.

     Management recommends that the stockholders vote FOR approval of this appointment. If the appointment is not approved by a majority of the votes cast at the meeting on this proposal by the holders of the shares of Common Stock of the Corporation entitled to vote thereat, the appointment of the independent auditors will be reconsidered by the Board and the Audit Committee of the Board. The Corporation's expense for the auditing and auditing related services provided by the firm during 1993 was approximately $8,900,000. If not otherwise specified, proxies will be voted FOR approval of this appointment.

1994 LONG-TERM INCENTIVE PLAN (Item 3 on Proxy)

The Board of Directors believes that the future success of the Corporation and its subsidiaries is dependent upon the quality and continuity of management. The Board also believes that compensation programs, in particular long-term incentive programs such as The Chase Manhattan 1987 Long-Term Incentive Plan (the "1987 Plan"), are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Corporation and its business interests.

     The Board of Directors believes that the 1987 Plan has been successful in meeting the objectives of the Corporation with respect to provision of long-term incentives. Under the terms of the 1987 Plan, as amended in 1990, however, no award may be granted after April 30, 1995, except awards of stock appreciation rights ("SARs") granted with respect to outstanding option awards. At present, only approximately 798,000 shares of Common Stock of the Corporation remain available for grants of awards and distributions with respect to awards made under the 1987 Plan. Accordingly, the Board of Directors has ratified the action of the Compensation Committee of the Board (the "Compensation Committee") in establishing The Chase Manhattan 1994 Long-Term Incentive Plan (the "1994 Plan") as the successor to the 1987 Plan, and recommends that the holders of the Common Stock of the Corporation approve the 1994 Plan, to be effective May 1, 1994.

     If the 1994 Plan is approved by the holders of the Common Stock of the Corporation, no further awards will be made under the 1987 Plan. The last awards under the 1987 Plan were granted in January, 1994.

     Generally, the provisions of the 1994 Plan are similar to those of the 1987 Plan. The 1994 Plan, however, differs from the 1987 Plan in that it has no fixed expiration date and contains an annual, as opposed to an aggregate, limit on the number of shares of the Corporation's Common Stock that may be made the subject of awards pursuant to its terms. The three-year restriction period applicable to restricted stock units under the 1987 Plan is also applicable under the 1994 Plan, but under the 1994 Plan if the Compensation Committee so determines a shorter restriction period, of not less than one year, may be applied. The 1994 Plan also contains no provisions authorizing the award of performance share units (none of which are currently outstanding under the 1987 Plan). While certain of the provisions of the 1994 Plan are summarized below, such summary is qualified in its entirety by reference to the copy of the 1994 Plan which is set forth in full as Exhibit A to this Proxy Statement.

PURPOSE OF THE 1994 PLAN

The purpose of the 1994 Plan is to advance the interests of the Corporation and its subsidiaries by providing long-term incentive awards and stock ownership opportunities to certain key employees (including officers and Directors who are employees) who contribute significantly to the longer-term performance of the Corporation and its subsidiaries. The 1994 Plan also is intended to continue to enhance the ability of the Corporation and its subsidiaries to attract and retain individuals of superior managerial ability and to motivate such employees to exert their best efforts toward the future progress and profitability of the Corporation and its subsidiaries.

NUMBER OF SHARES

Under the 1994 Plan, the aggregate number of shares of Common Stock that may be made the subject of awards may not exceed 100,000 shares during 1994. During 1995, the aggregate number of such shares that may be made the subject of awards may not exceed 1.5% of the number of shares of Common Stock outstanding on December 31, 1994. The number of shares of Common Stock that may be made the subject of awards under the 1994 Plan during any calendar year subsequent to 1995 may not exceed the sum of (i) 1.5% of the number of shares of Common Stock outstanding on December 31 of the preceding year and (ii) the number of such shares as to which awards could have been made under the 1994 Plan on December 31 of the preceding year but as to which awards were not made during such year. The aggregate number of shares of Common Stock as to which incentive stock options may be granted under the 1994 Plan is, however, limited to 5,000,000 shares, and no incentive stock options may be granted under the 1994 Plan after February 15, 2004. The limits on the numbers of shares described in this paragraph are subject to proportional adjustment to reflect certain stock changes, such as stock dividends and stock splits.

     If, however, an outstanding option expires or terminates unexercised, or any award of restricted stock units (or shares of restricted stock into which it may be converted) terminates for any reason, the shares of Common Stock allocable to the unexercised or terminated portion of such option or award may again be made the subject of awards under the 1994 Plan beginning in the calendar year after the year in which such expiration or termination occurs. Such shares will be included in the number of shares determined as described in clause (ii) of the preceding paragraph as of the end of such year.

AWARDS

The 1994 Plan provides for two types of awards: options to purchase shares of Common Stock of the Corporation (and related SARs) and restricted stock units which can be converted into shares of restricted stock.

     All salaried employees (including officers and Directors who are salaried employees) of the Corporation and its subsidiaries are eligible to receive awards under the 1994 Plan. Salaried employees who would be eligible to receive awards of stock options (and SARs) under the 1994 Plan would also be eligible to receive awards of restricted stock units. The maximum number of shares of Common Stock of the Corporation with respect to which options (and SARs) may be granted in any calendar year to any employee will not exceed 10% of the total number of shares of Common Stock that may be the subject of awards as of the first day of that calendar year (subject to proportional adjustment to reflect certain stock changes). All awards under the 1994 Plan will be made by the Compensation Committee.

     No determination has been made as to any awards which may be granted under the 1994 Plan, although it is anticipated that recipients of awards will include the current Executive Officers of the Corporation. While the criteria for participation in the 1994 Plan are subjective in nature, based on its experience under the 1987 Plan, which has similar features, the Corporation currently estimates that approximately 900 salaried employees are likely to receive awards each year under the 1994 Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The 1994 Plan provides for the grant of options to purchase shares of Common Stock of the Corporation at option prices which are not less than the fair market value of shares of Common Stock at the date of grant. The 1994 Plan also provides for the grant of SARs, which entitle holders, upon surrender of the related stock option, to receive either cash or shares of Common Stock or a combination thereof, as the Compensation Committee in its discretion shall determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which a SAR is exercised and (ii) the option price which would have been payable upon exercise of the related option for the same number of shares.

     Awards of options under the 1994 Plan, which may be either incentive stock options (which qualify for special tax treatment) or non-qualified stock options, are determined by the Compensation Committee. The terms and conditions of each option (and of any related SAR) are to be determined by the Compensation Committee at the time of grant.

     Options (and related SARs) may not be exercisable earlier than one year following the date of grant. Exercise of an option (or an SAR) will result in the cancellation of the related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised. Options and SARs granted under the 1994 Plan will expire not more than 10 years from the date of grant, and the option agreements entered into with the optionees will specify the extent to which options (and related SARs) may be exercised during their respective terms. The 1994 Plan provides that in the event of a change in control of the Corporation or in certain limited circumstances upon termination of employment prior to a change in control, all non-qualified stock options and related SARs will be exercisable as of the date of the change in control.

     The 1994 Plan provides for termination of outstanding options (and related
SARs) upon termination of employment, other than by reason of retirement with the consent of the Corporation, disability or death. The Compensation Committee may, however, allow options (and related SARs) which are then exercisable to remain exercisable for up to 90 days after termination of employment. All options (and related SARs) exercisable at the time of retirement with the consent of the Corporation will remain exercisable for their entire original term. Termination of employment due to disability is treated as retirement with the consent of the Corporation. Options (and related SARs) exercisable at the time of death will remain exercisable for 36 months after the date of death, but not later than the expiration of their original term. The 1994 Plan provides that in the case of termination of employment under certain limited circumstances before or within 24 months after a change in control of the Corporation all stock options (and related SARs) will be exercisable within 24 months after any such termination.

     Payment for shares issuable pursuant to the exercise of an option may be made either in cash or by tendering shares of Common Stock of the Corporation with a fair market value at the date of exercise equal to the portion of the exercise price which is not paid in cash.

RESTRICTED STOCK UNITS AND RESTRICTED STOCK

A restricted stock unit awarded under the 1994 Plan will entitle the recipient, upon the satisfaction of conditions established by the Compensation Committee at the time of the award (but not earlier than three years after the award, unless the Compensation Committee determines that a shorter period of not less than one year shall apply), to receive a share of Common Stock of the Corporation. The holder of a restricted stock unit will have no rights as a stockholder, but will be entitled to receive cash payments equivalent to the dividends which would have been received if the restricted stock unit were a share of Common Stock of the Corporation.

     Under the 1994 Plan, the Compensation Committee may determine to convert all or a portion of an award of restricted stock units into an equivalent number of shares of restricted stock. A share of restricted stock issued upon the conversion of a restricted stock unit is a share of Common Stock of the Corporation which is subject to the same restrictions, terms and conditions as applied to the converted restricted stock unit and may not be transferred until the terms and conditions imposed by the Compensation Committee have been satisfied. The 1994 Plan provides that in the event of a change in control of the Corporation or in certain limited circumstances upon termination of employment prior to a change in control, the terms and conditions which must be satisfied with respect to any restricted stock units or shares of restricted stock will be deemed satisfied.

     All awards of restricted stock units under the 1994 Plan will be determined by the Compensation Committee. In general, the 1994 Plan provides that upon termination of employment for any reason other than disability any restricted stock units as to which the conditions established by the Compensation Committee have not been satisfied are cancelled.

WITHHOLDING FOR PAYMENT OF TAXES

Under the 1994 Plan, the Compensation Committee may establish rules and conditions which will permit an individual who is required to make appropriate arrangements for payment of amounts required to be withheld or paid with respect to federal, state and local tax and other laws as a result of the exercise of a non-qualified stock option, or the payment of awards under the 1994 Plan in shares of Common Stock of the Corporation, to elect to have a portion of the shares otherwise issuable withheld or tendered back to the Corporation in order to satisfy all or a portion of the withholding or payment requirement.

ADMINISTRATION

The administration, interpretation and operation of the 1994 Plan will be vested in the Compensation Committee. No member of the Compensation Committee, nor any other Director who is not a salaried employee of the Corporation, will be eligible to receive an award under the 1994 Plan. The day-to-day administration of the 1994 Plan will be carried out by officers and employees of the Bank designated by the Compensation Committee. To the extent permitted under Rule 16b-3 under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code, the determinations of the Compensation Committee as to the stock options (and related SARs) to be granted to Executive Officers who are also Directors of the Corporation and the aggregate number of options and restricted stock units to be awarded to all other employees under the 1994 Plan will be subject to the review and approval of the non-employee members of the Corporation's Board of Directors.

AMENDMENTS

The Compensation Committee may from time to time alter, amend, suspend, discontinue or terminate the 1994 Plan or any award under the 1994 Plan, provided, however, that no such action of the Compensation Committee may, without the approval of the holders of the Common Stock of the Corporation, alter the provisions of the 1994 Plan so as to: (a) increase the maximum number of shares of Common Stock which may be made the subject of awards in any calendar year or increase the maximum number of shares of Common Stock as to which stock options (and related SARs) may be awarded to any employee in any calendar year; (b) change the class of employees eligible to receive awards under the 1994 Plan; (c) extend beyond 10 years the maximum term of incentive stock options or related SARs granted under the 1994 Plan or increase the aggregate number of shares of Common Stock as to which incentive stock options may be awarded; (d) permit the price at which any option may be exercised to be less than the fair market value of the underlying shares of Common Stock on the date of grant; (e) withdraw the administration of the 1994 Plan from the Compensation Committee; or (f) permit any member of the Compensation Committee to be eligible to receive an award under the 1994 Plan.

     No alteration, amendment, suspension, discontinuance or termination of any individual award under the 1994 Plan (as opposed to any such action with respect to the 1994 Plan) may materially and adversely affect the rights of any holder of an award without the consent of such holder. The Compensation Committee may, however, if permitted under applicable law, alter, amend, suspend, discontinue or terminate the 1994 Plan and any awards under the 1994 Plan without the approval of the holders of the Common Stock of the Corporation or any holder of an award under the 1994 Plan, if necessary in order to comply with Rule 16b-3 under the Securities Exchange Act or Sections 162(m) or 422 of the Internal Revenue Code.

     Certain amendments to the 1994 Plan which could be made without stockholder approval, such as a decrease in the minimum required length of the restriction period for a restricted stock unit (or share of restricted stock), might, if made, increase the cost of the 1994 Plan to the Corporation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1994 PLAN

INCENTIVE STOCK OPTIONS

Options granted under the 1994 Plan may be incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. No income is recognized by the optionee upon the exercise of an incentive stock option if the holding period requirements contained in the Internal Revenue Code are met, including the requirement that the optionee remain an employee of the Corporation (or a subsidiary) during the period beginning with the date of the grant of the option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised. For the year in which an optionee exercises an incentive stock option, the alternative minimum taxable income of such optionee will be increased by the amount that would have been ordinary income had the option been a non-qualified stock option, unless the optionee disposes of the shares acquired upon exercise during such year in a taxable disposition.

     Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of by the optionee after the end of the one-year period beginning on the day after the day the shares are issued to the optionee, any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Corporation (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the option price.

     Generally, if the shares are disposed of by the optionee in a taxable disposition within the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Corporation (or a subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Internal Revenue Code discussed under the caption Limits on Deductions) equal to the amount of ordinary income realized by the optionee.

     If an optionee has not remained an employee of the Corporation (or a subsidiary) during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

NON-QUALIFIED STOCK OPTIONS

Upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a non-qualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Corporation (or a subsidiary) will be entitled to a deduction (subject to the provisions of
Section 162(m) of the Internal Revenue Code discussed under the caption Limits on Deductions), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long-or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the fair market value of such shares on the exercise date.

EFFECT OF SHARE FOR SHARE EXERCISE

If an optionee elects to tender shares of the Corporation's Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered in connection with any share for share exercise were previously acquired upon the exercise of an incentive stock option, and such share for share exercise occurs within one year after the tendered shares were transferred to the optionee, the tender of such shares will be a taxable disposition with the tax consequences described above for the taxable disposition within one year of shares acquired upon the exercise of an incentive stock option. If the optionee tenders shares upon the exercise of an option which would result in the receipt of compensation by the optionee, as described above under the caption Non-qualified Stock Options, the optionee will recognize compensation taxable as ordinary income, and the Corporation (or a subsidiary) will be entitled to a deduction (subject to the provisions of
Section 162(m) of the Internal Revenue Code discussed under the caption Limits on Deductions), in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

STOCK APPRECIATION RIGHTS

Upon the grant of an SAR, an optionee will not recognize any income. At the time an SAR is exercised, the optionee will recognize compensation taxable as ordinary income, and the Corporation (or a subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Internal Revenue Code discussed under the caption Limits on Deductions), in an amount equal to the sum of the cash paid by the Corporation and the fair market value on the exercise date of any shares issued. The optionee's tax basis of any shares received upon the exercise of an SAR will be the fair market value of such shares on the exercise date.

RESTRICTED STOCK

An employee will not recognize any income upon the grant of an award of restricted stock units or the conversion of a restricted stock unit into a share of restricted stock. Generally, any dividends or dividend equivalents received by the employee with respect to shares of restricted stock or restricted stock units prior to the date the employee recognizes income with respect to such an award will be treated by the employee as compensation taxable as ordinary income, and the Corporation (or a subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Internal Revenue Code discussed under the caption Limits on Deductions) equal to the amount of ordinary income recognized by the employee.

     Generally, at the time the restrictions on an award lapse, an employee will recognize compensation taxable as ordinary income, and the Corporation (or a subsidiary) will be entitled to a deduction (subject to the provisions of
Section 162(m) of the Internal Revenue Code discussed under the caption Limits on Deductions), in an amount equal to the then fair market value of the shares of Common Stock held by the employee without restriction. The employee's tax basis for any shares received would be the fair market value of such shares on the date the employee recognizes income with respect to such shares.

LIMITS ON DEDUCTIONS

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid Executive Officers of the Corporation in the year for which a deduction is claimed by the Corporation (including its subsidiaries) is limited to $1,000,000 per person, except that compensation which is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Corporation to claim a deduction for compensation paid to any other Executive Officer or employee of the Corporation (including its subsidiaries) is not affected by this provision.

     The Corporation has structured the 1994 Plan so that any compensation for which the Corporation may claim a deduction in connection with the exercise of non-qualified stock options and related SARs and the disposition by an optionee of shares acquired upon the exercise of incentive stock options will be performance-based within the meaning of Section 162(m) of the Internal Revenue Code. Because the restricted stock units under the 1994 Plan and the restricted stock into which they may be converted are not deemed to be performance-based under Section 162(m) of the Internal Revenue Code, amounts for which the Corporation may claim a deduction upon the lapse of any restrictions on such restricted stock units or shares of restricted stock will be subject to the limitations on deductibility in Section 162(m). See the discussion under the caption Philosophy on the Deductibility of Compensation included in the Compensation Committee Report on Executive Compensation.

ADDITIONAL INFORMATION

The recognition by an employee of compensation income with respect to a grant or an award under the 1994 Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the 1994 Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

     If the provisions of the 1994 Plan relating to a change in control become applicable, certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Internal Revenue Code) under the 1994 Plan or otherwise may cause or result in "excess parachute payments" (as defined in Section 280G(b)(1) of the Internal Revenue
Code). Section 4999 of the Internal Revenue Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by the Corporation (or a subsidiary). In addition, certain disqualified individuals may receive reimbursement payments from the Corporation to eliminate the adverse effect of such 20% excise tax. Any such reimbursement payments will be compensation income to the recipient subject to additional income and excise taxation, but will not be deductible by the Corporation or any subsidiary.

MISCELLANEOUS

No award received under the 1994 Plan will be assignable or transferable. However, under the provisions of the 1994 Plan, options and SARs will be transferable by will or by the laws of descent and distribution.

     At February 22, 1994, the number of outstanding shares of Common Stock of the Corporation was 184,652,916 shares. The closing price of Common Stock of the Corporation on the New York Stock Exchange on March 9, 1994 was $31.875 per share.

APPROVAL OF THE PLAN

To become effective, the 1994 Plan must be approved by the affirmative vote of a majority of the votes cast at the meeting on this proposal by the holders of the shares of Common Stock of the Corporation entitled to vote thereat.

     The Board of Directors recommends that the stockholders vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

STOCKHOLDER PROPOSALS (Items 4, 5, 6 and 7 on Proxy)

Stockholders submit a number of proposals each year. In prior years, the Corporation has adopted some of these recommendations, either as proposed or in modified form. As announced at prior Annual Meetings, a stockholder proposal generally will be voted on only if the stockholder or the stockholder's representative attends the meeting and presents the proposal.

     This year, the management of the Corporation, with the approval of the Board of Directors, has determined that each of the following proposals should be opposed. For approval, a proposal must receive the affirmative vote of a majority of the votes cast at the meeting on such proposal by the holders of the shares of Common Stock of the Corporation entitled to vote thereat. In addition, formal implementation of the proposals described below under Items 4 and 5 on Proxy would require the adoption at a later stockholders' meeting of amendments to the Certificate of Incorporation of the Corporation approved by the affirmative vote of the holders of 75% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

(Item 4 on Proxy)

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owned 200 shares of Common Stock of the Corporation of record on February 22, 1994, has stated that she intends to introduce the following resolution at the meeting for the reasons given:

          RESOLVED: "That the shareholders of Chase Manhattan recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

          REASONS: "Until recently, directors of Chase Manhattan were elected annually by all shareholders."

          "The great majority of New York Stock Exchange listed corporations elect all their directors each year."

          "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

          "Last year the owners of 39,255,763 shares, representing approximately 39% of shares voting, voted FOR this proposal."

          "If you AGREE, please mark your proxy FOR this resolution."

                            ------------------------

     The management of the Corporation again recommends a vote AGAINST this proposal, which was defeated at six prior Annual Meetings. At the 1993 Annual Meeting over 52,704,000 shares were voted against it.

     In 1986, the stockholders approved an amendment to the Corporation's Certificate of Incorporation which, in addition to related matters, classified the Board into three classes of nearly equal size. The members of each class serve for three years and one class is elected at each Annual Meeting.

     The Board recommended the amendment in 1986 to help assure a measure of continuity in the management of the business and affairs of the Corporation and provide the Board with sufficient time to review any proposal from a substantial stockholder and to take appropriate actions which are believed to be in the best interests of all of the Corporation's stockholders. Management believes that the reasons for the Board's recommendation are still valid.

(Item 5 on Proxy)

John J. Gilbert, 1165 Park Avenue, New York, New York 10128-1210, who owned 200 shares of Common Stock of the Corporation of record on February 22, 1994 (and who has stated that he represents an additional interest of 100 shares of such Common Stock) has stated that he intends to introduce the following resolution at the meeting for the reasons given:

          RESOLVED: That the stockholders of Chase Manhattan Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

          REASONS

          Continued very strong support along the lines we suggest were shown at the last annual meeting when 27.51%, an increase over the previous year, 4,442 proxies from owners of 25,208,324 shares, were cast in favor of this proposal. The vote against included 5,256 unmarked proxies.

          Perhaps the enormous credit card losses could have been prevented having independent directors elected through cumulative voting.

          The National Bank Act has provided for cumulative voting. Unfortunately, in so many cases companies get around it by forming holding companies without cumulative voting. Thus with so many banking failures the result is that tax payers have to make up the losses. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in so many cases authorities come in after and say the director or directors were not qualified. So there is no reason why this could not be done for corporations under the SEC and banking authorities.

          Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example, in spite of still having a stagger system of electing directors, Ingersoll-Rand, which has cumulative voting, won two awards. In Fortune magazine it was ranked second as "America's Most Admired Corporations" and the Wall Street Transcript noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." We believe Chase Manhattan Corporation should follow their example.

          A law enacted in California provides that all state pension holding, as well as state college funds, invested in shares, must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

          If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

                            ------------------------

     The management of the Corporation again recommends a vote AGAINST this proposal. A similar proposal has been submitted to the stockholders at eleven earlier Annual Meetings and each time was defeated by a substantial vote. At the 1993 Annual Meeting over 66,409,000 shares were voted against the proposal.

     Management continues to believe that the Directors should represent stockholders as a group rather than each Director representing a different special interest faction. Cumulative voting could result in a Director being committed to serve the special interests of the faction responsible for the Director's election rather than the overall best interests of the stockholders.

(Item 6 on Proxy)

The General Board of Pensions of the United Methodist Church, 1200 Davis Street, Evanston, Illinois 60201, the Reformed Church in America, 475 Riverside Drive, New York, New York 10115, the Board of Pensions of the Evangelical Lutheran Church in America, 800 Marquette Avenue, Minneapolis, Minnesota 55402-2885, and the Retirement Plans for Employees of the Sisters of Mercy of the Regional Community of Detroit, 34605 Twelve Mile Road, Farmington Hills, Michigan 48331-3221, who have stated that they beneficially owned, respectively, 19,700 shares, 300 shares, 11,600 shares and 25,700 shares of Common Stock of the Corporation on February 22, 1994, have stated that they intend to introduce the following resolution at the meeting:

          WHEREAS, our bank had approximately $350 million in outstanding loans and credits in South Africa in the mid-1980s, when the apartheid system was fully in place, and we believe it was then forced to reduce its exposure as a result of the political instability caused by the decay of that system;

          WHEREAS, we expect the establishment of an interim government more representative of the majority of the people of South Africa in the near future, and believe that our bank has a responsibility, stemming from its past history, to participate in the development of a new economic order;

          WHEREAS, the South African Council of Churches (1993) stated: "Even after the establishment of a democratic dispensation, the poor in South Africa will continue, for some period at least, to suffer from vast inequalities in income, wealth, living standards and power . . . we must work to foster an ethical approach to the economy";

          WHEREAS, adequate housing for about 7 million people who live in makeshift shanties is crucial to development and political stability;

          WHEREAS, the Urban Foundation of South Africa noted in 1990 that 174,000 new housing units would be required each year for five years to meet the needs of the existing black population;

          WHEREAS, South African financial and nongovernmental institutions have little experience or expertise in providing for low-income housing;

          WHEREAS, we believe that U.S. banks could help increase the capacity of South African financial and other institutions to provide housing and development loans to low-income communities of color, through:

          (1) Provision of loan guarantees, standby letters of credit, and/or other credit enhancement mechanisms,

          (2) Technical assistance with lending to low-income people of color upon the request of South African institutions, and

          (3) Loans and grants for community development;

          WHEREAS, we believe that our bank can make an important contribution to the construction of a viable and democratic South Africa, because it has significant expertise in community reinvestment, and can provide support for South African community development initiatives;

          RESOLVED, that the shareholders request that the bank develop a policy to promote responsible banking practices for the development of a democratic South Africa, once a transitional government is in place. This policy should include:

          (1) Rolling over outstanding loans and credits on terms conducive to South Africa's long-term democratic development, and

          (2) Increasing and capacity of South African institutions to provide financial resources to those groups previously denied equal access to credit.

                            ------------------------

     The management of the Corporation recommends a vote AGAINST this proposal. The Corporation has established general policies for foreign lending and other activities which it believes are in the best interests of the Corporation and its stockholders. The proposed resolution would not in any way further those interests.

     The Corporation continues to monitor the evolving situation in South Africa and hopes that further progress will occur in South Africa. Management intends to conduct its business and philanthropic activities in a manner that will be consistent with the future development of that country and has undertaken a number of initiatives, including participating in a training program conducted for non-white South African bankers.

     However, management opposes the resolution because it seeks to impose one standard to measure the Corporation's lending activities in South Africa and would limit management's flexibility in taking action to protect the interests of the Corporation in South Africa.

(Item 7 on Proxy)

The Sisters of Charity of Cincinnati, 5900 Delhi Road, Mount St. Joseph, Ohio 45051, the Dominican Sisters of Houston, Texas, 6501 Almeda Road, Houston, Texas 77021-2095, the Loretto Literary and Benevolent Institution, Nerinx, Kentucky 40049-9999, and the Catholic Foreign Mission Society of America, Inc., P.O. Box 306, Maryknoll, New York 10545-0306, who have stated that they beneficially owned, respectively, 1,000 shares, 3,900 shares, 432 shares and 2,500 shares of Common Stock of the Corporation on February 22, 1994, have stated that they intend to introduce the following resolution at the meeting:

          WHEREAS, the developing world owes over $1.3 trillion to industrialized countries. One-third of this debt is owed to U.S. commercial banks and the U.S. government. In 1990, debt service resulted in a net transfer of approximately $60 billion from the South to the North, according to the World Bank. This enormous financial drain has had an adverse effect on the debtor countries' poorest sectors, which in many cases never benefitted from loans and certainly did not incur them;

          Michael Camdessus, the IMF's Managing Director, said: "Too often in recent years it is the poorest segments of the population that have carried the heaviest burden of economic adjustment." UNICEF noted that for one-sixth of humanity "the march of human progress has become a retreat . . . it is the children who are bearing the heaviest burden of debt and recession in the 1990's."

          Latin American countries owe U.S. commercial banks more than half a trillion dollars. One of five Latin Americans lives in poverty; one of every three consumes fewer calories than the level recommended by the World Health Organization. One out of every 20 of the region's children dies before the age of one.

          In industrializing countries like Mexico, Argentina and the Philippines, we believe that loans were largely absorbed not by projects which foster widespread social development but by (1) large projects which did little to reduce poverty, resulting in (2) burdensome interest payments on past loans; and permitting (3) capital flight, and (4) military spending.

          For example, Brazil used foreign loans to finance three dysfunctional nuclear power plants which cost billions of dollars and produce no electricity.

          We believe more responsible lending criteria will reduce the bank's future risks and losses by taking into full account of the potential loans' social, economic, political, and ecological impact on the people and environment of less economically developed countries.

          We believe the bank's long-term interest mandates lending, restructuring and write-off criteria which support debtor nations' human rights, economic and political democracy, environmental protection and sustainable growth;

          RESOLVED that the shareholders request that Chase take the following measures to protect itself, its shareholders, the financial community and the people of developing countries from unsustainable exposure in those countries by establishing and disclosing to shareholders human rights, social, political and ecological criteria for:

          1. Extending loans to or promoting other bank products in developing countries, and

          2. Writing off existing loans that place an intolerable burden on the population.

          SUPPORTING STATEMENT

          We believe it is important to protect the people of the developing countries from past loan practices which have at times jeopardized their economies and ecologies and even the very survival of the poor. Responsible lending practices which promote a more viable global economy are also needed to protect our corporation and its shareholders as well as U.S. jobs and overseas markets.
                            ------------------------

     The management of the Corporation recommends a vote AGAINST this proposal. Proposals relating to third world debt were defeated at five prior Annual Meetings. Over 90% of the shares voted at each of those meetings were voted against the proposals.

     Management believes that the lending activities of the Corporation relating to developing countries support economic growth and development, thus benefiting the populations of these countries. In conducting these activities the Corporation's existing policies require it to consider the purpose of any financing and to pay strict attention to "the legal, moral, and social implications of all loan and investment decisions." Further delineation and disclosure of these matters would not be practical and could put the Corporation at a competitive disadvantage.

     Insofar as the proposal relates to existing loans, management believes the international banking community should continue to work with the countries involved to develop meaningful economic programs that will promote the confidence of local as well as foreign investors. In countries where such programs are designed that include debt restructuring or partial debt forgiveness as one element of a comprehensive effort, the Corporation has demonstrated its willingness to participate. We believe such programs have been successful in many countries and enable the countries to repay their debt over time while also providing a basis for sustained growth that will benefit all levels of society.

OTHER MATTERS

Management of the Corporation knows of no other matters to be presented for action at the meeting by or on behalf of the Corporation or its management. If any other matters shall be brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. Neither abstentions nor broker non-votes will be counted as votes cast at the meeting on any proposal.

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, officers and regular employees of the Corporation and the Bank may solicit proxies personally and by telephone, telegraph or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses. Morrow & Co. Inc. has been retained to aid in the solicitation of proxies for a fee of $15,000 plus out-of-pocket expenses.

     Proposals of stockholders to be presented at the 1995 Annual Meeting must be received by the Corporation by November 10, 1994.

RONALD C. MAYER
Secretary

March 11, 1994

                                                                       EXHIBIT A

               THE CHASE MANHATTAN 1994 LONG-TERM INCENTIVE PLAN

                             EFFECTIVE MAY 1, 1994*

1. PURPOSE

     The purpose of The Chase Manhattan 1994 Long-Term Incentive Plan (the "Plan") is to advance the interests of The Chase Manhattan Corporation ("CMC") and its Subsidiaries by providing long-term incentive awards and stock ownership opportunities to certain key employees (including officers and directors who are employees) who contribute significantly to the longer term performance of CMC and its Subsidiaries. In addition, the Plan is intended to enhance the ability of CMC and its Subsidiaries to attract and retain individuals of superior managerial ability and to motivate such key employees to exert their best efforts towards the future progress and profitability of CMC and its Subsidiaries.

     For purposes of this Plan, a Subsidiary shall be any corporation in which CMC has a direct or indirect ownership interest, including any corporation in which CMC acquires any such interest after the adoption of this Plan, but only if CMC owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in such corporation.

2. ADMINISTRATION AND INTERPRETATION

a. ADMINISTRATION. The administration and operation of the Plan shall be vested in the Compensation Committee of the Board of Directors of CMC, or such other committee of such Board of Directors which shall succeed to the functions and responsibilities, in whole or in part, of said Compensation Committee (the "Committee"). The Committee shall consist of not less than three members of the Board of Directors of CMC (the "Board of Directors") who are not officers or employees of CMC or any Subsidiary and who are (i) "disinterested" within the meaning of Rule 16b-3 as in effect from time to time under the Exchange Act (as defined in Section 6(e)) ("Rule 16b-3") and (ii) "outside directors" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder as in effect from time to time (the "Section 162(m) Regulations"). No member of the Committee shall be entitled to participate in the Plan.

     The Committee shall have the authority, consistent with the provisions of the Plan, to determine the provisions of the awards to be granted under the Plan; to determine the form of any such award; to interpret the Plan and any award granted under the Plan; to adopt, amend and rescind rules and regulations for the administration of the Plan and the awards granted under the Plan; and to make all determinations in connection therewith which may be necessary or advisable. The day-to-day administration of the Plan shall be carried out by such officers and employees of The Chase Manhattan Bank (National Association) as shall be designated from time to time by the Committee.

b. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any award granted under the Plan and any determination by the Committee under any provision of the Plan or any such award shall be final and conclusive.

c. LIMITATION ON LIABILITY. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made by the Committee or any member thereof in connection with the Plan in good faith, and the members of the Board of Directors and the members of the Committee shall be entitled to indemnification and reimbursement by CMC in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage which may be in effect from time to time.

d. RESERVED AUTHORITY OF THE BOARD OF DIRECTORS. The determinations by the Committee as to:

          (i) the Incentive Stock Options (as defined in Section 4(b)(2)) and/or Non-qualified Stock Options (as defined in Section 4(b)(3)) to be granted to a senior executive officer of CMC who is a

- ---------------

* Subject to approval by stockholders on April 19, 1994.

     member of the Board of Directors and the aggregate number of Incentive Stock Options and/or Non-qualified Stock Options to be granted to all other eligible employees pursuant to Section 4(b)(1);

          (ii) the Stock Appreciation Rights (as defined in Section 4(c)) to be granted pursuant to Section 4(c) to any optionee who is a senior executive officer of CMC and who is a member of the Board of Directors and who has been granted Options (as defined in Section 4(b)(1)); and/or

          (iii) the aggregate number of Restricted Stock Units (as defined in Section 5) which may be granted to all eligible individuals under the Plan pursuant to Section 5(b);

shall be subject to the review and approval of the members of the Board of Directors who are both "disinterested" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code and the Section 162(m) Regulations only if such review and approval (a) shall not cause the administration of the Plan to be other than "disinterested" under Rule 16b-3 and (b) shall allow CMC to maintain the deductibility of certain compensation paid pursuant to this Plan under
Section 162(m) of the Code and the Section 162(m) Regulations, as determined by counsel for CMC.

3. SHARES SUBJECT TO AWARDS UNDER THE PLAN

a. LIMITATION ON NUMBER OF SHARES. The shares subject to Options and authorized for issuance upon the exercise of Stock Appreciation Rights ("Option Shares"), and the shares subject to awards of Restricted Stock Units, shall be shares of CMC's authorized but unissued common stock, par value $2.00 per share ("Common Stock"), and shares, if any, of such Common Stock held as treasury stock by CMC. The aggregate number of shares of Common Stock that may be made the subject of awards under the Plan (a) during calendar year 1994 shall not exceed 100,000 shares and (b) during calendar year 1995 shall not exceed one and one-half percent (1.5%) of the number of shares of Common Stock outstanding on December 31, 1994. The aggregate number of shares of Common Stock that may be made the subject of awards under the Plan during any calendar year subsequent to calendar year 1995 shall not exceed the sum of (i) one and one-half percent (1.5%) of the number of shares of Common Stock outstanding on December 31 of the preceding calendar year and (ii) the number of shares of Common Stock as to which awards could have been made under the Plan on December 31 of the preceding calendar year but as to which awards were not made during such year.

     If any Option awarded under this Plan expires or terminates unexercised or any award of Restricted Stock Units (or shares of Restricted Stock into which it may be converted) under this Plan expires or is terminated for any reason, the shares allocable to the unexercised or terminated portion of such Option or award may again be made the subject of awards under the Plan. Such shares shall be included in the amount determined pursuant to clause (ii) of the immediately preceding paragraph as of the end of the year in which such termination or expiration occurs.

b. ADJUSTMENTS OF NUMBER OF SHARES. The number of shares that may be made the subject of awards as provided in Section 3(a) shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Sections 4(d)(8) and 4(d)(9). In the event of a change in the Common Stock of CMC which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

4. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

a. ELIGIBILITY. The individuals who shall be eligible to receive Options and Stock Appreciation Rights under the Plan shall be all salaried employees (including officers and directors who are salaried employees) of CMC or of any Subsidiary as the Committee from time to time shall determine as provided below.

b. GRANTS OF OPTIONS.

     (1) In General. Options granted under the Plan may be either "Incentive Stock Options" or "Non-qualified Stock Options" (collectively referred to herein as "Options"); provided, however, that no Option Shares under the Plan shall be subject to more than one Option; and provided, further, that no Incentive Stock Options may be granted under the Plan after February 15, 2004. Options granted under the Plan shall be of such type and for such number of Option Shares (subject to the limitation contained in Section 3), as the Committee shall designate at the time of grant; provided, however, that the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights shall be granted in any calendar year to any individual under this Plan shall not exceed ten percent (10%) of the total number of shares of Common Stock that may be made the subject of awards during any calendar year under Section 3 of the Plan as determined on the effective date of the Plan for calendar year 1994 and for any calendar year thereafter, on the first day of such calendar year; provided, further, that such maximum number of shares shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Sections 4(d)(8) and 4(d)(9). The Committee, at any time and from time to time, may authorize the granting of Incentive Stock Options and/or Non-qualified Stock Options to any individual eligible to receive the same.

     (2) Incentive Stock Options. The term "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option under
Section 422 of the Code. Subject to adjustment as provided in Section 3(b), the aggregate number of shares of Common Stock as to which Incentive Stock Options may be granted under the Plan shall not exceed 5,000,000 shares of Common Stock. Such number of shares shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Sections 4(d)(8) and 4(d)(9).

     (3) Non-qualified Stock Options. The term "Non-qualified Stock Option" shall mean any Option which is not an Incentive Stock Option. Except as specifically provided herein, the provisions of this Plan shall apply in the same manner to Incentive Stock Options and to Non-qualified Stock Options.

c. GRANTS OF STOCK APPRECIATION RIGHTS.

     (1) In General. The term "Stock Appreciation Right" shall mean the right to receive from CMC upon surrender of an Option or a portion thereof, but without any payment to CMC, an amount equal to the value (based on Market Value Per Share (as defined in Section 4(d)(4)), on the exercise date, of the total number of Option Shares for which the Stock Appreciation Right is exercised, less the option price which the optionee would have otherwise been required to pay upon purchase of such Option Shares. The amount payable by CMC upon the exercise of a Stock Appreciation Right may be paid in cash or in Option Shares or in any combination thereof, as the Committee in its sole discretion shall determine. No fractional shares shall be issuable pursuant to any Stock Appreciation Right.

     The Committee in the same manner as is provided with respect to Options in
Section 4(b) may, from time to time, authorize the granting of Stock Appreciation Rights to any optionee who has been granted Options. Each Stock Appreciation Right shall relate only to Option Shares subject to a specific Option granted under this Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option. However, at no time shall the total number of Option Shares with respect to which Stock Appreciation Rights remain outstanding and unexercised exceed the total number of Option Shares subject to Options then outstanding and unexercised.

     (2) Limitations on Stock Appreciation Rights. The Committee may fix, with respect to Stock Appreciation Rights granted under the Plan, such waiting periods, exercise dates or other limitations as it shall deem appropriate; provided, however, that no Stock Appreciation Right shall be exercisable prior to the date when the Option to which it relates first becomes exercisable or after the expiration of such related Option. In addition, the Committee may impose at any time after the grant of any Stock Appreciation Right a total prohibition on the exercise of such Stock Appreciation Right for such period or periods as it, in its sole discretion, deems to be in the best interest of CMC.

d. TERMS OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options granted pursuant to this Plan shall be evidenced by agreements ("Stock Option Agreements"). Stock Appreciation Rights, if any, shall be evidenced by agreements amending and forming a part of the Stock Option Agreements to which such Stock Appreciation Rights relate.

     Stock Option Agreements, and the Options and Stock Appreciation Rights, if any, represented thereby, shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the terms of this Plan, as the Committee shall deem advisable.

          (1) Medium of Payment. Upon exercise of an Option, the option price shall be payable to CMC (i) in United States dollars in cash or by check, bank draft or money order payable to the order of CMC (or such other forms of payment as the Committee may determine to be acceptable) or (ii) by tendering to CMC shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise which is not greater than the option price and by paying the remainder of the option price as provided in (i) above. Payment instruments will be received subject to collection.

          (2) Number of Shares. Each Stock Option Agreement shall state the total number of Option Shares which are subject to the Option and, if applicable, the total number of Option Shares in respect of which any related Stock Appreciation Right shall be exercisable.

          (3) Option Price. The option price for each Option Share shall be not less than the Market Value Per Share on the date of the granting of the Option.

          (4) Market Value Per Share. The Market Value Per Share as of any particular date shall be the mean between the highest and lowest quoted selling prices for shares of Common Stock as reported on the composite tape on such date (or, if such date shall not be a business day, then the next preceding day which shall be a business day); or, if no sale takes place, then the mean between the bid and asked prices on such date; and if no bid and asked prices are quoted for such date, then such value as shall be determined by such method as the Committee shall deem to reflect fair market value as of such date.

          (5) Term. The term of each Option and related Stock Appreciation Right shall be determined by the Committee at the date of grant; provided, however, that each Option and related Stock Appreciation Right shall expire not more than ten years from the date the Option is granted.

          (6) Date of Exercise. Each Stock Option Agreement shall state that the Option or Stock Appreciation Right granted therein may not be exercised in whole or in part for any period or periods of time specified in such agreement or otherwise as specified by the Committee. Except as may be so specified, any Option or related Stock Appreciation Right may be exercised in whole at any time or in part from time to time during its term; provided, however, that no Option, or portion thereof, or related Stock Appreciation Right may be exercisable until at least one year after the date of grant of such Option.

          (7) Termination of Employment. In the event that an optionee's employment by CMC or any of its Subsidiaries shall terminate, the optionee's Options and related Stock Appreciation Rights, if any, shall terminate immediately, except as hereinafter provided in this subsection.

          The Committee, in its sole discretion, may determine that the optionee's Options and/or related Stock Appreciation Rights, if any, to the extent exercisable immediately prior to such termination of employment, may remain exercisable for a designated period of time not to exceed 90 days after such termination of employment.

          If any termination of employment is due to retirement with the consent of CMC, the optionee shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise each of his Options and related Stock Appreciation Rights, if any, at any time until the end of the term of each such Option and related Stock Appreciation Right to the extent that the optionee was entitled to exercise the same immediately prior to such retirement. Retirement by an optionee on or after the optionee's normal retirement date in accordance with the provisions of the retirement plan of CMC or one of its Subsidiaries under which the optionee is then covered shall be deemed to be retirement with the consent of CMC. Termination of an optionee's employment due to disability (as determined by the Committee in its sole discretion) shall be deemed, solely for purposes of this Section 4(d)(7), to be a retirement with the consent of CMC; provided that if the optionee thereafter returns to employment with CMC or any of its Subsidiaries, the optionee's employment shall be deemed for purposes of this Section 4(d)(7) to have never been terminated. Whether any other termination of employment is to be considered a retirement with the consent of CMC and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee.

          If an optionee shall die (whether in the employment of CMC or any of its Subsidiaries or following the optionee's retirement with the consent of
     CMC) while entitled to exercise an Option and related Stock Appreciation Right, if any, the optionee's estate, personal representative, or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise the Option and related Stock Appreciation Right, if any, at any time within thirty-six months after the date of the optionee's death (but in no event later than the expiration of the term of each such Option and related Stock Appreciation Right, if any), to the extent that the optionee was entitled to exercise the same immediately prior to the optionee's death.

          (8) Recapitalization. The aggregate number of shares determined under
     Section 3 and stated in Section 4(b)(2), the maximum number of shares that may be made the subject of awards of Options or Stock Appreciation Rights to any individual in any calendar year, the number of Option Shares to which each outstanding Option and Stock Appreciation Right relates, and the option price in respect of each such Option and Stock Appreciation Right, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustments, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by CMC or a Subsidiary; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

          (9) Certain Mergers or Consolidations. After a merger of one or more corporations into CMC, or after a consolidation of CMC and one or more corporations (a "Merger Event"), in which CMC shall be the surviving or resulting corporation, an optionee shall, at the same cost, be entitled upon the exercise of an Option, to receive (subject to any required action by stockholders) such securities of the surviving or resulting corporation, as shall be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities, to the Option Shares which were then subject to such Option, and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be Option Shares for all purposes of the Plan and of the Options and Stock Appreciation Rights granted under the Plan.

          (10) Other Transactions. If CMC enters into any agreement with respect to any transaction which would, if consummated, result in a Merger Event in which CMC will not be the surviving corporation, the Committee shall, in its sole discretion, and without liability to any person, determine what actions shall be taken with respect to outstanding Options and related Stock Appreciation Rights, if any, including without limitation, the payment of a cash amount in exchange for the cancellation of the Option and any related Stock Appreciation Right or requiring the issuance of substitute options, that will substantially preserve the value, rights and benefits of any affected Options and/or related Stock Appreciation Rights previously granted hereunder as of the date of the consummation of the Merger Event.

          (11) Optionee's Agreement. If, at the time of the exercise of any Option or Stock Appreciation Right, in the opinion of counsel for CMC, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, that the optionee exercising the Option or Stock Appreciation Right shall agree to hold any Option Shares issued to the optionee for investment and without any present intention to resell or distribute the same and that the optionee will dispose of such shares only in compliance with such laws and regulations, the optionee will, upon the request of CMC, execute and deliver to CMC a further agreement to such effect.

e. EFFECT OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS. The right of an optionee to exercise an Option shall terminate to the extent that such Option is exercised and to the extent that the Option Shares subject to such Option are used to calculate amounts receivable upon the exercise of a related Stock Appreciation Right. The right of an optionee to exercise a Stock Appreciation Right shall terminate to the extent that such Stock

Appreciation Right is exercised and, also, to the extent that such optionee exercises the Option to which such Stock Appreciation Right is related.

f. OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become salaried employees of CMC or of any Subsidiary as a result of a merger or consolidation of the employing corporation with CMC or such Subsidiary, or the acquisition by CMC or a Subsidiary of the assets of the employing corporation, or the acquisition by CMC or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

g. APPLICATION OF FUNDS. The proceeds received by CMC from the sale of Option Shares pursuant to Options will be used for general corporate purposes.

5. RESTRICTED STOCK UNITS AND RESTRICTED STOCK

a. ELIGIBILITY. The individuals who shall be eligible to receive an award of Restricted Stock Units under the Plan shall be all salaried employees (including officers and directors who are salaried employees) of CMC, or of any Subsidiary, as the Committee from time to time shall determine.

b. AWARDS OF RESTRICTED STOCK UNITS.

     The Committee, at any time and from time to time, may determine (subject to the limitation contained in Section 3):

          (i) those eligible individuals, if any, who shall receive an award of Restricted Stock Units under the terms of the Plan;

          (ii) the number of Restricted Stock Units that shall be awarded to each such individual;

          (iii) the terms and conditions which must be satisfied for the restrictions and conditions on each Restricted Stock Unit to be removed, and the period of time during which such terms and conditions shall apply, which period shall be not less than three years from the date of the award, unless the Committee otherwise determines, in which event such period shall not be less than one year from the date of the award; and

          (iv) the time and manner in which all or a portion of each award shall be paid to such individual in accordance with the provisions of Section 5(e).

c. DESCRIPTION OF RESTRICTED STOCK UNITS. A Restricted Stock Unit awarded to an employee shall entitle the employee to receive, upon the satisfaction of the terms and conditions established under Section 5(b), a share of Common Stock. The holder of a Restricted Stock Unit shall be entitled to receive a cash payment on each dividend payment date for Common Stock as if such Restricted Stock Unit were a share of Common Stock. The number of shares of Common Stock subject to an award of Restricted Stock Units shall be appropriately adjusted, from time to time, in the manner provided in Sections 4(d)(8) and 4(d)(9) for any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up or any similar change affecting the Common Stock.

     After the satisfaction of the terms and conditions set by the Committee at the time of the grant of an award of Restricted Stock Units to an employee, the Secretary of CMC shall be so advised and a certificate for the appropriate number of shares of Common Stock shall be delivered to the employee. The remaining Restricted Stock Units granted under such award, if any, shall either be canceled or, if appropriate under the terms of the award, shall continue to be subject to the restrictions, terms and conditions set by the Committee at the time of the grant of the award.

     The Committee may from time to time before the satisfaction of the terms and conditions established under Section 5(b) with respect to an award of Restricted Stock Units determine to convert all or a portion of such Restricted Stock Units into an equivalent number of shares of Restricted Stock.

d. DESCRIPTION OF RESTRICTED STOCK. A share of Restricted Stock issued upon the conversion of a Restricted Stock Unit is a share of Common Stock which may not be sold, exchanged, pledged, transferred, assigned, hypothecated or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock Unit have been satisfied. A share of Restricted Stock shall be subject to the same restrictions, terms and conditions as applied to the converted Restricted Stock Unit.

     If an employee receives shares of Restricted Stock, the employee shall be the record owner of such shares and shall have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear the following legend:

          The shares represented by this certificate have been issued pursuant to the terms of an award under The Chase Manhattan 1994 Long-Term Incentive Plan and may not be sold, exchanged, pledged, transferred, assigned, hypothecated or otherwise encumbered or disposed of in any manner until
     such time as is set forth in the terms of such award dated             .

Any new, additional or different securities that an employee may become entitled to receive with respect to any shares of Restricted Stock by virtue of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Common Stock shall be subject to the same restrictions, terms and conditions as apply to such shares of Restricted Stock.

     In order to enforce the restrictions, terms and conditions which may be applicable to an employee's shares of Restricted Stock, the Committee may require the employee, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates together with stock powers and other instruments of transfer, appropriately endorsed in blank, with CMC or an escrow agent designated by CMC under an escrow agreement in such form as shall be determined by the Committee.

     After the satisfaction of the terms and conditions set by the Committee at the time of an award of Restricted Stock Units to an employee which are applicable to shares of Restricted Stock, a new certificate, without the legend set forth above, for the number of shares which are no longer subject to such restrictions, terms and conditions shall be delivered to the employee. The remaining shares of Restricted Stock issued with respect to such award, if any, shall either be canceled or, if appropriate under the terms of the award applicable to such shares, shall continue to be subject to the restrictions, terms and conditions set by the Committee at the time of the award.

e. PAYMENT OF RESTRICTED STOCK UNITS AND RESTRICTED STOCK.

     (1) In General. The satisfaction of the terms and conditions set by the Committee at the time of an award of Restricted Stock Units and the delivery of a certificate, without the legend set forth above, for the portion of such award which is no longer subject to such restrictions, terms and conditions is hereinafter referred to as the "payment" of such portion of the award (or the shares of Restricted Stock into which it may be converted). Subject to the provisions of this Section 5(e) and Sections 5(c) and 5(d), each award shall be paid at the time and in the manner specified by the Committee at the time of the award.

     (2) Payment in the Event of Termination of Employment. If the employment with CMC of an employee to whom an award of Restricted Stock Units has been made is terminated for any reason (including death, but excluding disability (as determined by the Committee in its sole discretion), which for purposes of this
Section 5(e) shall not be deemed a termination of employment) before satisfaction of the terms and conditions for the payment of all or a portion of the award, then only such portion of the award, if any, shall be paid as shall have been specified by the Committee at the time of the award and the remaining portion of such award shall be canceled.

     If an employee to whom Restricted Stock Units have been awarded dies after satisfaction of the terms and conditions for the payment of all or a portion of an award but prior to the actual payment of all or such portion of the award, such payment shall be made to the employee's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the employee.

6. CHANGE IN CONTROL PROVISIONS.

a. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Notwithstanding any provision in the Plan or in any Stock Option Agreement to the contrary, the following provisions shall apply if there is a Change in Control, as defined in Section 6(e):

          (1) Any Option or Stock Appreciation Right, other than an Incentive Stock Option and related Stock Appreciation Rights, which is not otherwise exercisable at the date of the Change in Control may be exercised, subject to the provisions of Sections 4(d)(5) and 4(d)(7), at any time after the date of the Change in Control.

          (2) If an optionee's employment is terminated within twenty-four months after a Change in Control, unless such termination is (i) for Cause (as defined in Section 6(e)), (ii) by reason of death, Disability (as defined in Section 6(e)), or retirement with the consent of CMC (as defined in Section 4(d)(7)), or (iii) by the optionee without Good Reason (as defined in Section 6(e)), the optionee shall have the right, subject to the provisions of Section 4(d)(5), to exercise his Options and Stock Appreciation Rights at any time within the twenty-four month period after such termination of employment. After a Change in Control, any purported termination of an employee's employment (other than by reason of death) shall be communicated by a Notice of Termination (as defined in Section 6(e)) from CMC to the employee or from the employee to CMC, as the case may be.

b. RESTRICTED STOCK UNITS AND RESTRICTED STOCK. Notwithstanding any provision of the Plan or any terms or conditions relating to any Restricted Stock Units or shares of Restricted Stock to the contrary, in the event of a Change of Control, the terms and conditions set by the Committee at the time of an award of Restricted Stock Units shall be deemed to have been satisfied and, within 15 days after the Change in Control, a certificate for the appropriate number of shares of Common Stock shall be delivered to the employee to whom such Restricted Stock Units were awarded. Further, at the time of a Change in Control the terms and conditions with respect to any shares of Restricted Stock issued under the Plan shall be deemed to have been satisfied and, within 15 days after the Change in Control, the holder of such shares shall receive a new certificate for such shares without the legend set forth in Section 5(d).

c. TERMINATION AS A RESULT OF A POTENTIAL CHANGE IN CONTROL. For purposes of
Section 6(a)(2), an employee's employment shall be deemed to have been terminated following a Change in Control without Cause or by the employee with Good Reason, if the employee's employment is terminated prior to a Change in Control without Cause at the request of a Person (as defined in Section 6(e)) who has entered into an agreement with CMC the consummation of which will constitute a Change in Control or if the employee terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control (as defined in Section 6(e)), as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the request of such Person. Further, for all purposes of Sections 6(a)(1), 6(b) and 6(d), in determining any such employee's rights to exercise Options and Stock Appreciation Rights, to receive a distribution of shares of Common Stock with respect to Restricted Stock Units, or to have the restrictions on shares of Restricted Stock deemed satisfied, a Change in Control shall be deemed to have occurred immediately prior to the employee's termination of employment.

d. RESTRICTION ON POWER TO AMEND AND TERMINATE. Notwithstanding any provision in the Plan or in any award granted under the Plan to the contrary, while Section 9 of the Plan reserves to the Committee the right, subject to certain limitations and restrictions, to from time to time and at any time alter, amend, suspend, discontinue or terminate the Plan and any awards granted under the Plan, no such action of the Committee, nor any action by the Board of Directors, shall adversely affect an employee's rights under any award granted under the Plan without the written consent of such employee if such action is within twenty-four months after the month in which a Change in Control occurred or is within twelve months after a Potential Change in Control.

e. DEFINITIONS. For purposes of this Section 6, the following words and phrases shall have the meaning specified:

          (1) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 of the Exchange Act.

          (2) "Cause" shall mean, unless otherwise defined in an employee's individual severance agreement with CMC or, with respect to an employee who is a participant in CMC's Special Severance Plan, in such Special Severance Plan (in which case said definition shall govern), the termination of an employee's employment, after a Change in Control, as a result of (i) the willful and continued failure by the employee to substantially perform the employee's duties, as they may be defined from time to time, with the employee's employers or abide by the written policies of CMC or the employee's primary employer (other than any such failure resulting from the employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the employee) after a written demand for substantial performance is delivered to the employee by the Corporate Human Resources Executive of CMC, which demand specifically identifies the manner in which the Corporate Human Resources Executive believes that the employee has not substantially performed the employee's duties or has not abided by such written policies, or (ii) the willful engaging by the employee in conduct which is demonstrably and materially injurious to CMC or its Subsidiaries, monetarily or otherwise. For purposes of the preceding sentence, no act, or failure to act, on a employee's part shall be deemed "willful" unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee's act, or failure to act, was in the best interest of CMC and its Subsidiaries.

          (3) A "Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

             (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CMC (not including in the securities beneficially owned by such Person any securities acquired directly from CMC or its affiliates) representing 25 percent or more of the combined voting power of CMC's then outstanding securities; or

             (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with CMC to effect a transaction described in subsections (i), (iii) or (iv) of this Section) whose election by the Board of Directors or nomination for election by CMC's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

             (iii) the stockholders of CMC approve a merger or consolidation of CMC with any other corporation, or a plan of complete liquidation of CMC, other than (A) a merger, consolidation or liquidation which would result in the voting securities of CMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of CMC or a Subsidiary, at least 80 percent of the combined voting power of the voting securities of CMC or such surviving entity outstanding immediately after such merger, consolidation or liquidation, or (B) a merger, consolidation or liquidation effected to implement a recapitalization of CMC (or similar transaction) in which no Person acquires more than 50 percent of the combined voting power of CMC's then outstanding securities; or

             (iv) the stockholders of CMC approve an agreement for the sale or disposition by CMC (other than to a Subsidiary) of all or substantially all CMC's assets.

     Notwithstanding the foregoing, with respect to a particular employee, a Change in Control shall not include any event, circumstance or transaction occurring during the twelve-month period following a Potential Change in Control which results from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by one or more executive officers of CMC in which the employee participates (a "Management Group"); provided, however, that such action shall not be taken into account for this purpose if it occurs within a twelve-month period following a Potential Change in Control resulting from the action of any Person which is not a Management Group.

          (4) "Date of Termination" shall mean (i) if an employee's employment is terminated for Disability, 30 days after Notice of Termination is given (provided that the employee shall not have returned to the full-time performance of the employee's duties during such 30 day period), and (ii) if an employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the employee's employer, shall not be less than 30 days (except in the case of a termination for Cause) and, in the case of a termination by the employee, shall not be less than 15 days nor more than 60 days, respectively, from the date such Notice of Termination is given).

          (5) "Disability" shall be deemed to be the reason for the termination of an employee's employment, if, as a result of the employee's incapacity due to physical or mental illness, the employee shall have been absent from the full-time performance of the employee's duties with the employee's employer for a period of six consecutive months, a Notice of Termination for Disability shall have been given to the employee, and, within 30 days after such Notice of Termination is given, the employee shall not have returned to the full-time performance of the employee's duties.

          (6) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (7) "Good Reason" for termination by a employee of the employee's employment shall mean, unless otherwise defined in an employee's individual severance agreement with CMC or, with respect to an employee who is a participant in CMC's Special Severance Plan, in such Special Severance Plan (in which case said definition shall govern), the occurrence (without the employee's express written consent) of any one of the following acts by the employee's employer, or failure by the employee's employer to act, unless, in the case of any act or failure to act described in subsection (i), (iii) or (iv) of this subsection, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

             (i) the assignment to the employee of any duties materially inconsistent with the nature and status of the employee's responsibilities immediately prior to a Change in Control, or a substantial adverse alteration in the nature or status of the employee's responsibilities from those in effect immediately prior to the Change in Control; provided, however, that a redesignation of the employee's title or employer among CMC and its Subsidiaries shall not constitute Good Reason if the employee's overall duties and status among CMC and its Subsidiaries are not substantially adversely affected;

             (ii) a reduction in the employee's annual base salary as in effect on May 1, 1994 (or the employee's most recent date of hire, if later), as the same may be increased from time to time, where "annual base salary" is the employee's regular basic annual compensation prior to any reduction therein under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, and, without limitation, shall not include, cost of living allowances and post allowances for foreign service, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments;

             (iii) the failure by the employee's primary employer to pay to the employee any portion of the employee's current compensation, or to pay to the employee any portion of an installment of deferred compensation under any deferred compensation program, within seven days of the date such compensation is due; or

             (iv) any purported termination of the employee's employment which is not effected pursuant to a Notice of Termination, and for purposes of this Section, no such purported termination shall be effective.

     An employee's right to terminate the employee's employment for Good Reason shall not be effected by the employee's incapacity due to physical or mental illness. The employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (8) "Notice of Termination" shall mean, unless otherwise defined in an employee's individual severance agreement with CMC or, with respect to an employee who is a participant in CMC's Special Severance Plan, in such Special Severance Plan (in which case said definition shall govern), a written notice which shall indicate the specific termination provision in this Section 6 relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employee's employment under the provision so indicated. A Notice of Termination for Cause is required to include a statement signed by the Corporate Human Resources Executive of CMC that, in the good faith opinion of the Corporate Human Resources Executive, the employee engaged in conduct set forth in Section 6(e)(2)(i) or 6(e)(2)(ii) (the definition of Cause), and specifying the particulars thereof in detail.

          (9) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) CMC or any Subsidiary,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of CMC or a Subsidiary, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of CMC in substantially the same proportions as their ownership of stock of CMC.

          (10) "Potential Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

             (i) CMC enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

             (ii) CMC or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

             (iii) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of CMC representing 15 percent or more of the combined voting power of CMC's then outstanding securities, increases such Person's beneficial ownership of such securities by 5 percentage points or more over the percentage so owned by such Person on July 18, 1990; or

             (iv) the Board of Directors adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has occurred.

7. WITHHOLDING FOR TAXES

     Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations which may be in effect as of the date of each such payment. Any distribution of shares of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts which may be required to be withheld or paid with respect thereto, including, but not limited to, withholding the distribution of a portion of the shares of Common Stock otherwise issuable or the tendering of such shares back to CMC (under such rules and conditions as may be established by the Committee) in order to satisfy all or a portion of the required withholdings or payments.

8. DESIGNATION OF BENEFICIARY

     Each employee to whom an award or awards of Restricted Stock Units has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payment which under the terms of such award or awards may become payable on or after the employee's death. At any time, and from time to time, any such designation may be changed or canceled by the employee without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased employee, or the designated beneficiaries have predeceased the employee, the beneficiary shall be the employee's estate. If an employee designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the employee has designated otherwise, in which case the payments shall be made in the shares designated by the employee.

9. AMENDMENT AND TERMINATION

     The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any awards granted hereunder; provided, however, that no such action of the Committee may, without the approval of the shareholders of CMC, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock which may be made the subject of awards in any calendar year (except as provided in Section 3(b)) or increase the maximum number of shares of Common Stock as to which awards of Options and Stock Appreciation Rights may be made to any awardee in any calendar year (except as provided in Section 4(b)(1)); (ii) change the class of employees eligible to receive awards under the Plan; (iii) extend beyond ten years the maximum term of Incentive Stock Options or related Stock Appreciation Rights granted under the Plan or increase the aggregate number of shares of Common Stock as to which Incentive Stock Options may be granted under the Plan (except as provided in Section 4(b)(2)); (iv) permit the option price of any Option Share to be less the Market Value Per Share on the date of the granting of the Option; (v) withdraw the administration of the Plan from the Committee; or (vi) permit any member of the Committee to be eligible to receive an award pursuant to the terms of the Plan. No alteration, amendment, suspension, discontinuance or termination of any individual award (as opposed to any such action with respect to this Plan) shall, however, materially adversely affect the rights of any awardee without the written consent of the awardee. Notwithstanding the proviso to the first sentence of this Section 9 or the provisions of the second sentence of this Section 9, the Committee may alter, amend, suspend, discontinue or terminate this Plan and any awards granted hereunder without the approval of the shareholders of CMC or any awardee under the Plan if necessary in order to enable the Plan or any award hereunder, or any other plan of CMC or any Subsidiary intended to be so qualified or any award thereunder, to qualify for
(x) the exemption provided by Rule 16b-3, (y) the benefits provided under
Section 422 of the Code, or (z) the exclusion for qualified performance-based compensation under Section 162(m) of the Code and the Section 162(m) Regulations.

10. PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

     Anything in the Plan or any Stock Option Agreement or other agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issue or other distribution of shares of Common Stock, or the payment of consideration to an employee as a result of the exercise of any Stock Appreciation Right, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either CMC or the employee (or the employee's beneficiary thereof), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

11. MISCELLANEOUS

a. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan or any Stock Option Agreement or other agreement shall be construed as conferring upon an employee the right to continue in the employ of CMC or any Subsidiary.

b. EMPLOYMENT WITH SUBSIDIARIES. Employment by CMC for the purposes of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Subsidiary.

c. NO RIGHTS AS A STOCKHOLDER. An employee shall have no rights as a stockholder with respect to Option Shares covered by the employee's Options or Stock Appreciation Rights until the date of the issuance of such shares to the employee and only after such shares are fully paid. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance. An employee shall have no rights as a stockholder with respect to any award of Restricted Stock Units under the Plan.

d. NO RIGHT TO CORPORATE ASSETS. Nothing contained in the Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interest of any kind in any assets of CMC or a Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between CMC or a Subsidiary and any such person.

e. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent CMC or any Subsidiary from taking any corporate action which is deemed by CMC or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against CMC or any Subsidiary as a result of any such action.

f. NON-ASSIGNABILITY. Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign, hypothecate or otherwise encumber or dispose of such employee's or beneficiary's interest in the Plan or in any award received under the Plan, other than by will or the laws of descent and distribution; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency. Any Option or Stock Appreciation Right granted under the Plan shall be exercisable during an awardee's lifetime only by such awardee or his or her guardian or legal representative.

     CMC's or a Subsidiary's obligations under the Plan are not assignable or transferable except to a corporation which acquires all or substantially all of the assets of CMC or such Subsidiary or to any corporation into which CMC or such Subsidiary may be merged or consolidated.

g. OTHER BENEFIT PLANS. No awards or payments under the Plan shall be taken into account in determining any benefits under any retirement, profit-sharing or other plan maintained by CMC or a Subsidiary.

h. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of New York. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

i. EFFECTIVE DATE. The Plan shall be effective May 1, 1994, subject to the approval of the Plan by the stockholders of CMC in accordance with Rule 16b-3 and Sections 162(m) and 422 of the Code.

CHASE
[LOGO]
THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York 10081-0001
(212) 552-2222

                     PROXY- THE CHASE MANHATTAN CORPORATION
                                  COMMON STOCK
                     PROXY SOLICITED BY BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS-APRIL 19, 1994

Robert B. Adams and Kathy A. MaGaw, and each of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of Common Stock of The Chase Manhattan Corporation that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 1 Chase Manhattan Plaza, New York, New York, on April 19, 1994 at 2:30 P.M., and any adjournments thereof, with all powers the undersigned would possess if personally present, for the Election of Directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

    The Shares represented by this proxy will be voted as directed by the stockholder. AUTHORITY TO VOTE SUCH SHARES "FOR" THE ELECTION OF DIRECTORS (NO.1) WILL BE DEEMED GRANTED BY THE SIGNED PROXY UNLESS WITHHELD. IF NO CONTRARY DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL OF AUDITORS (NO.2) AND THE 1994 LONG-TERM INCENTIVE PLAN (NO.3) AND "AGAINST" THE STOCKHOLDER PROPOSALS (NOS. 4-7).

           (Continued, and To Be Signed and Dated, on the Other Side)


                             FOLD AND DETACH HERE

        MANAGEMENT RECOMMENDS A VOTE FOR NOS. 1,2 AND 3:            COMMON STOCK



1 Election of Directors:         Burns, Estrada, Ferguson, Gray, McLaughlin and
                                 Schacht

                                 (To withhold authority to vote for any
                 WITHHOLD        particular nominee write the name below.)
     FOR         AUTHORITY

    /  /          /  /            ----------------------------------------------


               2
          Approval of
            Auditors

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /


               3
           Incentive
             Plan

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /

MANAGEMENT RECOMMENDS A VOTE AGAINST NOS. 4-7:


               4
      Reinstate Annual Election
         of All Directors

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /


               5
       Cumulative Voting
         for Directors

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /


               6
         South Africa
            Policy

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /


               7
           Developing
         Country Loans

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /


P                  SIGNATURE(S) SHOULD AGREE WITH NAME(S) SHOWN AT LEFT.  IF
R                  SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPAC-
O                  ITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EVERY HOLD-
X                  ER SHOULD SIGN.
Y
                   -------------------------------------------------------------
                                               SIGNATURE

                   -------------------------------------------------------------
                                               SIGNATURE

                   DATE                                                   , 1994
                        --------------------------------------------------


                             FOLD AND DETACH HERE


   PLEASE COMPLETE AND RETURN THE ATTACHED PROXY CARD AS SOON AS POSSIBLE.